                                                                    Exhibit 99.2

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:
GLOBALSTAR CAPITAL CORPORATION,                     : JOINTLY ADMINISTERED
 A DELAWARE CORPORATION, ET AL.,                    : Case No. 02-10499 (PJW)

           DEBTORS.                                 : CHAPTER 11


(GLOBALSTAR CAPITAL CORPORATION)                    : (CASE NO. 02-10499 (PJW))
(GLOBALSTAR SERVICES COMPANY, INC.)                 : (CASE NO. 02-10501 (PJW))
(GLOBALSTAR, L.L.C.)                                : (CASE NO. 02-10503 (PJW))
(GLOBALSTAR, L.P.)                                  : (CASE NO. 02-10504 (PJW))

                                                    : DEBTORS' DISCLOSURE STATEMENT
                                                    : PURSUANT TO SECTION 1125 OF THE
                                                    : BANKRUPTCY CODE

                                                    JAMES L. PATTON, JR. (No. 2202)
                                                    BRENDAN LINEHAN  SHANNON (No. 3136)
                                                    MAUREEN  D. LUKE (No. 3062)
                                                    M. BLAKE CLEARY (No. 3614)
                                                    YOUNG CONAWAY STARGATT &
                                                    TAYLOR LLP
                                                    The Brandywine Building
                                                    1000 West Street, 17th Floor
                                                    Wilmington, Delaware 19899
                                                    (302) 571-6600

                                                    - and -

                                                    PAUL D. LEAKE
                                                    JOHN J. RAPISARDI
                                                    JONES, DAY, REAVIS & POGUE
                                                    222 E. 41st Street
                                                    New York, NY 10017
                                                    (212) 326-3939

May 23,2002                                         ATTORNEYS FOR DEBTORS AND
                                                    DEBTORS IN POSSESSION

                               TABLE OF CONTENTS

                                                                                                             Page
I.       INTRODUCTION. ...................................................................................    1

         A.      HOLDERS  OF  CLAIMS  ENTITLED  TO  VOTE .................................................    2

         B.      VOTING  PROCEDURES.. ....................................................................    3

         C.      CONFIRMATION HEARING  ...................................................................    3

II.      OVERVIEW OF THE PLAN  ...........................................................................    5

III.     GENERAL INFORMATION  ............................................................................    7

         A.      OVERVIEW OF CHAPTER 11   ................................................................    7

         B.      DESCRIPTION OF THE BUSINESS  ............................................................    7

         C.      SELECTED HISTORICAL FINANCIAL INFORMATION ...............................................   15

         D.      EXISTING ORGANIZATIONAL STRUCTURE........................................................   16

         E.      RELATED PARTY TRANSACTIONS  .............................................................   17

IV.      EVENTS PRECEDING THE COMMENCEMENT OF THE CHAPTER 11 CASES........................................   19

         A.      INCURRENCE OF SIGNIFICANT INDEBTEDNESS...................................................   19

         B.      LEGAL PROCEEDINGS  ......................................................................   20

         C.      IMPLEMENTATION OF NEW BUSINESS PLAN......................................................   20

         D.      CONSOLIDATING TRANSACTIONS ..............................................................   21

         E.      DISCUSSIONS WITH CREDITORS ..............................................................   26

V.       THE REORGANIZATION CASES  .......................................................................   32

         A.      COMMENCEMENT OF THE CHAPTER 11 CASES  ...................................................   32

         B.      ADMINISTRATION OF THE CHAPTER 11 CASES ..................................................   33

         C.      EMPLOYEE RETENTION PROGRAM ..............................................................   33

         D.      CREDITORS COMMITTEE......................................................................   35

         E.      NEW MONEY INVESTMENT.....................................................................   35

VI.      THE PLAN OF REORGANIZATION ......................................................................   36

         A.      CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY
                 INTERESTS................................................................................   36

         B.      SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEE'S
                 CLAIMS ..................................................................................   39

         C.      IMPLEMENTATION OF THE PLAN...............................................................   41

         D.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ...................................   48

         E.      PROVISIONS GOVERNING DISTRIBUTIONS ......................................................   51

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                             Page
         F.       PROCEDURES FOR RESOLVING DISPUTED CLAIMS UNDER THE PLAN ................................   55

         G.       SUBSTANTIVE CONSOLIDATION OF THE DEBTORS ...............................................   58

         H.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                  OF THE PLAN ............................................................................   58

         I.       CRAMDOWN ...............................................................................   60

         J.       DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION
                  RIGHTS .................................................................................   60

         K.       RETENTION OF JURISDICTION ..............................................................   62

         L.       MISCELLANEOUS PROVISIONS ...............................................................   64

VII.     CONFIRMATION AND CONSUMMATION PROCEDURE .........................................................   65

         A.       SOLICITATION OF VOTES ..................................................................   65

         B.       THE CONFIRMATION HEARING ...............................................................   66

         C.       CONFIRMATION ...........................................................................   66

         D.       CONSUMMATION ...........................................................................   68

VIII.    VALUATION .......................................................................................   68

IX.      CERTAIN RISK FACTORS TO BE CONSIDERED............................................................   70

         A.       RISKS RELATED TO CONFIRMATION AND EFFECTIVENESS ........................................   70

         B.       RISKS RELATED TO PLAN IMPLEMENTATION ...................................................   71

         C.       RISKS RELATED TO COMMON STOCK ..........................................................   71

         D.       RISKS RELATED TO OPERATIONS ............................................................   73

X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN .............................................   76

         A.       CONSEQUENCES TO THE DEBTORS ............................................................   77

         B.       CONSEQUENCES TO HOLDERS OF GENERAL UNSECURED CLAIMS ....................................   77

         C.       TAX TREATMENT OF NEW GLOBALSTAR ........................................................   80

XI.      APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS ......................................   80

         A.       GENERAL ................................................................................   80

         B.       BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION
                  REQUIREMENTS  ..........................................................................   81

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN  ......................................   83

         A.       LIQUIDATION UNDER CHAPTER 7 ............................................................   83

         B.       ALTERNATIVE PLAN OF REORGANIZATION .....................................................   83

XIII.    CONCLUSION AND RECOMMENDATION ...................................................................   84

                                 I. INTRODUCTION

                  Globalstar, L.P. ("GLP" or "Globalstar") and its subsidiaries Globalstar Capital Corporation, Globalstar Services Company, Inc. and Globalstar L.L.C. (collectively with GLP, the "Debtors") submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of claims against and equity interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated ______ __, 2002 (as the same may be amended, the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") to be scheduled on _______ __, 2002. Unless otherwise defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

                  Attached as Exhibits to this Disclosure Statement are copies of the following documents:

                  -        The Plan (Exhibit A);

                  - Order of the Bankruptcy Court dated _____ __, 2002 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

                  - The Annual Report on Form 10-K for the fiscal year ended December 31,200l of Globalstar Telecommunications Limited ("GTL") and GLP (the "2001 Form 10-K") (Exhibit C), which contains audited consolidated financial statements of GLP (the "Audited Annual Consolidated Financial Statements");

                  - The Quarterly Report on Form 10-Q for the quarterly period ended March 31,2002 of GTL and GLP (the "2002 First Quarter Form 10-Q") (Exhibit D), which contains unaudited consolidated financial statements of GLP (the "Unaudited Interim Consolidated Financial Statements");

                  -        Projected Financial Information (Exhibit E);

                  - The Memorandum of Understanding dated February 15,2002 (Exhibit F);

                  -        The Plan Support Agreement dated February 15,2002
                           (Exhibit G);

                  - The First Amendment to the Plan Support Agreement, dated April 12, 2002 (Exhibit H);

                  - The Second Amendment to the Plan Support Agreement, dated May 16, 2002 (Exhibit I); and

                  -        The liquidation analysis (Exhibit J).

                  In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with this Disclosure Statement, which is being submitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.

                  On ______ __, 2002, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

A.       HOLDERS OF CLAIMS ENTITLED TO VOTE

                  The Disclosure Statement Order, a copy of which is attached hereto as Exhibit B, sets forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot, similarly setting forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed chapter 11 plan are entitled to vote to accept or reject such plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section VI of this Disclosure Statement.

                  Claims in each of Class 1 (Priority Claims) and Class 3 (Secured Claims) will, pursuant to the Plan, be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. Claims in each of Class 2 (Convenience Claims), Class 4 (General Unsecured Claims), Class 5 (Intercompany Claims), Class 6 (GLP Partnership Interests), and Class 7 (Insured Claims) are impaired under the Plan. Holders of Claims in Classes 5 and 6 will receive no recovery under the Plan. Accordingly, holders of Claims in Classes 1 and 3 are deemed to have accepted the Plan, holders of Claims in Classes 5 and 6 are deemed to have rejected the Plan, and only holders of Claims in Classes 2, 4 and 7 are entitled to vote to accept or reject the Plan.

                  The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section VII of this Disclosure Statement.

B.       VOTING PROCEDURES

                  If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. Please vote and return your Ballot to:

                           Globalstar
                           Robert L. Berger & Associates, L.L.C.
                           DMB 1014
                           10351 Santa Monica Blvd., Suite 10lA
                           Los Angeles, California 90025

DO NOT RETURN ANY NOTE, CERTIFICATES OR OTHER INSTRUMENTS WITH YOUR BALLOT.

                  TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M., PACIFIC TIME, ON _______ __, 2002. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

                  Pursuant to the Disclosure Statement Order, the Bankruptcy Court set ______ __, 2002 as the record date for voting on the Plan. Accordingly, only holders of record as of _____ __, 2002 that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

                  If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot, or lost your Ballot, or if you have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, please call of Robert L. Berger & Associates, L.L.C. at _____________.

C.       CONFIRMATION HEARING

                  Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on _____ __, 2002, commencing at _:_ _.m. Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801, or such other location as the Bankruptcy Court directs. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received by no later than _____ __, 2002, at _:_ _.m. Eastern Time, in the manner described below in Section VII.A of this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                                     ******

                  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT, IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

                  SUMMARIES OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

                  FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

                  THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS.

                  CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE IX OF THIS DISCLOSURE STATEMENT.

                  THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS, AND ALL PARTIES IN INTEREST.

                            II. OVERVIEW OF THE PLAN

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan:

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

     Type of Claim                                                                                   Estimated
Class or Equity Interest         Treatment                                                           Recovery
------------------------         ---------                                                           --------
  --   Administrative Claims     Unimpaired. Each holder of an Allowed Administrative                   100%
                                 Claim will be paid in full, in Cash, or in accordance
                                 with the terms and conditions of the applicable
                                 agreements relating to obligations incurred in the
                                 ordinary course of business during the pendency of the
                                 Reorganization Cases or assumed by the New Globalstar.

  --   Priority Tax Claims       Unimpaired. Except to the extent paid prior to Effective               100%
                                 Date or as may otherwise be agreed, each holder of an
                                 Allowed Priority Tax Claim will be paid in Cash over a
                                 period not to exceed six years from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy
                                 Code with interest payable at a rate of ____% per annum
                                 (or upon such other terms determined by the Bankruptcy
                                 Court to provide the holders of Priority Tax Claims with
                                 deferred Cash payments having a value, as of the Effective
                                 Date, equal to the Allowed amount of such Priority Tax Claims).

    1   Priority  Claims         Unimpaired. Except to the extent paid prior to Effective               100%
                                 Date or as may otherwise be agreed, each holder of an
                                 Allowed Claim in Class 1 will be paid in full, in Cash.

    2   Convenience Claims       Impaired. On the Effective Date, each holder of an Allowed            Varies
                                 Claim or Claims in Class 2 will receive cash equal to the
                                 aggregate amount of such Claims (as reduced, if applicable, pursuant to an election by the holder thereof in accordance with Section III.B.l of the Plan).

    3   Secured Claims           Unimpaired. Except to the extent paid prior to Effective               100%
                                 Date, at the option of the Debtors, each holder of an
                                 Allowed Claim in Class 3 will be either (i) paid in full,
                                 in Cash, unless the holder of such Claim agrees to less
                                 favorable treatment, on the Effective Date or as soon
                                 thereafter as is practicable or (ii) Reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy
                                 Code.

     Type of Claim                                                                                   Estimated
Class or Equity Interest         Treatment                                                           Recovery
------------------------         ---------                                                           --------
    4   General Unsecured        Impaired. On the Effective Date, each holder of an Allowed            ____%
        Claims                   Claim in Class 4 will be treated pari passu, and will
                                 receive, in full satisfaction of such Allowed Claim,
                                 its Pro Rata share, based upon the amount of each
                                 holder's Allowed Claim, of _______ shares of New Globalstar
                                 Common Stock (subject to the operation of Section V.C.1
                                 of the Plan, pursuant to which distributions of the
                                 shares of New Globalstar Common Stock to holders of Allowed
                                 Claims in Class 4 that make an Release Election will be
                                 reduced by 22.5% and the shares by which such
                                 distributions were reduced will be reallocated to holders
                                 of Allowed Claims in Class 4 that do not make a Release
                                 Election). ________ shares of New Globalstar Common Stock
                                 shall represent 97% of the outstanding shares of New
                                 Globalstar on the Effective Date prior to dilution for
                                 any Dilution Event.

    5   Intercompany  Claims     Impaired. No property will be distributed to or retained               0%
                                 by the Globalstar Entities on account of Allowed Claims
                                 in Class 5, and such Claims will be discharged as of the
                                 Effective Date. Notwithstanding this treatment of Class 5
                                 Claims, each of the Globalstar Entities holding an
                                 Intercompany Claim in Class 5 will be deemed to have
                                 rejected the Plan.

    6   GLP   Partnership        Impaired. No property will be distributed to or retained               0%
        Interests                by the holders of Allowed Interests in Class 6, and such
                                 Interests will be canceled on the Effective Date. Each
                                 holder of the GLP Partnership Interests in Class 6 will
                                 be deemed to have rejected the Plan and is not entitled
                                 to vote to accept or reject the Plan.

    7   Insured Claims           Impaired. No property will be distributed to or retained              ____%
                                 by the holders of Allowed Claims in Class 7; each holder
                                 of an Allowed Insured Claim is only entitled to payment
                                 from proceeds payable to the holder thereof under any
                                 pertinent insurance policies and applicable law. Each
                                 holder of an Insured Claim in Class 7 shall be entitled
                                 to vote to accept or reject the Plan.

                            III. GENERAL INFORMATION

A.       OVERVIEW OF CHAPTER 11

                  Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

                  The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

                  The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a chapter 11 plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

                  Holders of allowed claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan.

B.       DESCRIPTION OF THE BUSINESS

         1.       OVERVIEW

                  GLP was founded in 1993 as a Delaware limited partnership by subsidiaries of Loral Space & Communications Ltd. ("Loral") and QUALCOMM Incorporated ("QUALCOMM"). Loral is one of the world's leading satellite communications companies with activities in satellite-based communications services and satellite manufacturing. QUALCOMM is the leading developer and supplier of code division multiple access ("CDMA") digital wireless telecommunications technology.

                  Globalstar owns and operates a satellite constellation that forms the backbone of a global telecommunications system (the "Globalstar System"). The Globalstar System, which uses QUALCOMM's patented CDMA digital wireless telecommunications technology, consists of (i) a space segment comprised of the satellite constellation owned by Globalstar, (ii) a ground segment comprised of so-called "gateways," which are currently owned and/or operated primarily by service providers, and (iii) telephones, which are owned or leased by subscribers. The Globalstar System currently provides telephony and narrow band data services through 24 gateways, which provide coverage to 133 countries, including almost all of North and South America (excluding northwestern Alaska and portions of Canada above 70 degrees North latitude), Europe, Australia, Russia, the Middle East, China, and South Korea. Globalstar commenced operations in 1994 and as of May _, 2002, approximately 70,000 commercial subscribers were using the Globalstar System.

                  The Globalstar System is designed to offer a cost-effective communications solution for areas underserved or unserved by existing telecommunications infrastructures.

                  Globalstar's technology design kept the satellites simple, with the intelligence of the system accessible on the ground through the Globalstar gateways and control centers.

                  For the twelve-month period ended December 31, 2001, Globalstar had a net loss applicable to ordinary partnership interests of approximately $602 million on a consolidated basis. As of December 31, 2001, Globalstar had total assets of approximately $456 million on a consolidated basis and liabilities of approximately $3,454 million on a consolidated basis. Substantially all of Globalstar's liabilities are unsecured. As of May _, 2002, Globalstar employed 126 full-time employees.

         2.       THE SATELLITE CONSTELLATION

                  The space segment of the Globalstar System consists of:

                  - 52 low-earth-orbit satellites, including two failed satellites now serving as in-orbit testbeds, one in-plane spare at 1,414 kilometers, and one in-orbit spare at the 920 kilometers phasing orbit;

                  - Eight additional on-ground spare satellites held by Space Systems/Loral, Inc. ("SS/L"), seven of which have completed production and are in storage; and

                  - Two state-of-the-art satellite and network operations control centers in California.

                  The deployment of six satellites in each of eight orbital planes assures that two to four satellites are visible to the subscriber at all times from any point on the earth's surface, other than the extreme northern and southern latitudes. SS/L's patented system design works with QUALCOMM's CDMA technology to permit dynamic selection of the strongest signal available from all satellites in view, a technique Globalstar refers to as path diversity, resulting in superior call clarity and a low incidence of dropped calls. As the satellites and the user change positions, satellites are added and dropped seamlessly from the call.

                  Globalstar's technology design kept the satellites simple, with the intelligence of the system accessible on the ground in the Globalstar gateways and control centers. The Globalstar satellites use a simple, traditional "bent pipe" design, amplifying and reflecting received signals directly back to earth. Overall, the satellites have performed well, and Globalstar has extended their estimated life to 10 years from initial service. Recent anomalous behavior is described in Part I, Item 1 "Business - The Globalstar System" and Part II, Item 7 "Management's Discussions and Analysis of Financial Conditions and Results of Operations - Commitments and Contingencies" of the 2001 Form 10-K, in Note 17 to the Audited Annual consolidated Financial Statements, and in Note 9 to the Unaudited Interim Consolidated Financial Statements. While two of the fifty-two launched satellites have failed and been replaced, other previously anomalous satellites have recovered and have been returned to service.

         3.       GATEWAYS

                  Globalstar satellites relay calls to earth through Globalstar gateways, which in turn connect the calls through the public telephone network. Thus, the Globalstar System complements and extends, rather than bypasses, the existing telephone network infrastructure. Gateways can also be connected to the internet to permit the transmission of Internet protocol data over the satellites. Gateway facilities include three or four large antennas that send and receive signals to and from the satellites, the sophisticated call processing equipment that connects calls to the local public telephone network, and the software that implements the Globalstar System's features and supports billing. [The gateway equipment located at these facilities, except for "home location registers" and certain other off-the-shelf communications equipment, was designed and manufactured by QUALCOMM and its subcontractors.

                  Twenty-six gateways are deployed, of which 24 (excluding South Africa and Finland) were operational as of the end of April 2002. The gateway deployed in South Africa has not yet received the regulatory approvals necessary for it to become operational and Elsacom S.p.A., Globalstar's service provider in Italy, Northern Europe and part of Eastern Europe, ceased operating its gateway in Karkkila, Finland, on May 13, 2002. Twelve other gateways owned by Globalstar are in storage in Southern California. Of those 12 gateways, two are being used to provide additional hardware to accommodate growth, one is designated for shipment to China, and nine are available for sale and deployment to unserved areas of the globe.

                  Each gateway serves a large geographic area. For example, three gateways together cover the United States and Canada from Anchorage to Florida and San Diego to Newfoundland. At the end of 2001, the gateways provided coverage of approximately 67% of the world's land mass and approximately 18% of the world's bodies of water.

         4.       TELEPHONES

                  Globalstar mobile phones are simple to use - like ordinary cellular telephones - and are among the smallest, lightest, and least expensive satellite phones currently available. These phones are multimode, functioning as cellular phones where terrestrial cellular service is available and as satellite phones where cellular service is not available. Globalstar phones provide this multimode capability without separate modules or plug-ins. Globalstar pay phones and fixed wireless phones for business and residential use provide basic telephone service in rural villages and at remote industrial and residential sites.

                  Globalstar phones have familiar features such as phone book, voice-mail, short messaging service, asynchronous data service, and, in some service areas, call forwarding and internet services through packet data switching. Globalstar's utilization of QUALCOMM's CDMA technology will enable it to swiftly adopt future improvements as this industry's leading wireless technology evolves. In addition, because the intelligence of the Globalstar System is located on the ground, future enhancements are capable of being implemented.

                  Two manufacturers, QUALCOMM and [Telit Mobile Terminals S.p.A.], produce mobile phones and car kits for Globalstar. QUALCOMM offers a tri-mode unit that works on AMPS (the North American analog cellular standard) and CDMA digital cellular networks, as well as on the Globalstar System. The QUALCOMM phones are packet data-ready. The Telit phones support both the Globalstar System and the digital cellular GSM protocol currently used throughout Europe and in many other countries. QUALCOMM also produces fixed units for business and residential use. These units provide basic telephone service in rural villages and at remote industrial and residential sites. QUALCOMM's fixed unit is called a radio access unit, or RAU. The RAUs can be configured as pay phones that accept tokens and debit and credit cards. Contracts between Ericsson OMC Limited ("Ericsson") and Globalstar for the manufacture and delivery of both mobile and fixed phones were terminated during 2001. However, Globalstar has Ericsson fixed access units in storage and available for sale.

                  Through December 31, 2001, the three manufacturers produced and delivered to Globalstar and its service providers: 155,805 handsets; 21,716 car kits; and 29,742 fixed units. Retail prices of mobile phones vary among local service providers and depend on volume purchases, tariff plan rebates, and retail promotions. Globalstar has participated in service providers' programs offering phone discounts.

         5.       SERVICE PROVIDERS

                  In creating the Globalstar System, Globalstar selected strategic partners whose marketing, operating, and technical expertise would enhance Globalstar's capabilities. Many of Globalstar's strategic partners are or were also Globalstar service providers. Under Globalstar's agreements with these firms, they received exclusive rights to offer Globalstar service within their assigned territories, with the right to retain their exclusivity as long as they meet minimum performance goals. Currently, Globalstar acts primarily as a wholesaler of capacity on its space segment to its service providers. See Sections IV.C and IV.D for a discussion of Globalstar's new consolidated strategy.

         6.       Sales and Marketing

                  Globalstar's current marketing program focuses on vertical markets. New applications, such as packet and asynchronous data, have enhanced conventional marketing efforts and opened new business opportunities.

                  Globalstar's sales efforts are designed to complement and support the sales and marketing activities of its service providers. Globalstar has created incentives for service providers to pre-purchase minutes of use. For their part, the service providers have introduced new promotional plans in the consumer retail markets. Various plans price phones from as low as $499 with a contract of high volume usage and/or offer phone leasing arrangements, which often include free minutes for limited time periods. Other promotional offerings include packages of prepaid minutes and data services.

                  Globalstar service providers are adapting their marketing efforts to the needs, characteristics, and opportunities within each of the markets. They have identified a number of key segments of the addressable marketplace characterized by early expressions of interest in obtaining the service and by the potential for heavy usage of satellite airtime estimated to range between several hundred and 1,000 minutes per phone per month. These include:

                  -        Government. Globalstar has been used by United
                           States government agencies in peacekeeping operations (Balkans), federal accident investigations, public safety, and resource management, as well as in emergency search and rescue. Globalstar service has been used on United States Coast Guard helicopters, by NASA for sending rocket telemetry testing during launches, and for Remote Piloted Vehicle control research for the United States Navy. Globalstar fixed services were provided for welfare communications for United States troops on exercise in the Middle East and continue to be deployed in various regions, including the Balkans and Middle East. Globalstar terminals have been widely deployed on ships of the Italian Navy and have been extensively used in support of their activities in the Middle East. In late 2001, Globalstar service was extended to include coverage in Central

                           Asia and Afghanistan, in support of government agencies, aid agencies, and news gathering organizations. During 2001, Globalstar demonstrated to the military market that, by using the Fortezza PCMCIA card, data files on laptops or handheld computers can be encrypted and sent over the Globalstar System. For the non-military secure communications market, Globalstar introduced two products: (1) the CopyTele DCS-1200 Desktop/Handset for voice and data and (2) the CopyTele DCS-1400 miniaturized version for voice only.

                  - Public Safety. Globalstar has concentrated its marketing efforts on agencies responsible for emergencies such as fire and police departments, hospitals, and emergency response teams. These markets will continue to expand in 2002 and additional markets, such as national border patrols, will also be targeted. As an example of Globalstar's public safety efforts, the 2002 Winter Olympic Games required increased levels of security and over 500 Globalstar phones were provided in support of federal, state, and local officials operating in and around Salt Lake City.

                  - Maritime. During 2001, Globalstar extended the gateway coverage areas to provide service where possible into deep ocean waters. This coverage has provided service to maritime customers crossing the North Atlantic, as well as those operating in the coastal waters surrounding North and South America, Europe, and the Middle East. During 2001, Globalstar mainly targeted coastal shipping and fishing markets. Fishermen value the attractive price, coverage, security, and privacy offered by a Globalstar call versus conventional VHF radio or satellite communications systems. Several major oil tanker fleets successfully use Globalstar services as they sail between Alaska and ports in the 48 contiguous states. Based on recently collected call usage data, approximately 20% of Globalstar's current traffic volume is generated from ocean waters.

                  - During 2001, Globalstar, working with a major maritime telecommunications vendor developed the MCM8, a multi channel packet data modem capable of 64 kilobits per second ("kbps"). In early 2002, another product, the MCM3, a 28.8 kbps terminal capable of both voice and data, was launched. These products address maritime shippers, cruise lines, ferries, and other high-speed data users that desire data rates in excess of 9.6 kbps. Globalstar believes that the addition of data communications has increased Globalstar's attractiveness to maritime customers and made Globalstar more competitive with established maritime communications systems.

                  - Transportation. Long distance drivers have a continuous need to contact dispatchers and destinations, to obtain information on and react to changing business demands and weather conditions, and simply to stay in touch with their families and friends. In the developing world in particular, neither cellular service nor pay phones are available for vast portions of frequently traveled routes. In certain countries, trains and buses are being equipped with Globalstar phones to provide communication abilities to their passengers in remote areas.

                  - Natural Resources. Globalstar has been targeting resource industries, such as oil and gas, mining, and forestry, as well as the remote communities serving these industries. Oil and gas customers operating in the Gulf of Mexico, off the coast of Brazil, and in the Middle East have been early target markets, initially for voice services. In 2002, Globalstar will be introducing new data products targeted at these markets. Recently, data usage over Globalstar has increased significantly as Globalstar has provided data services to oil field operators during the winter drilling season in Canada.

                  - Outdoor Enthusiasts. Globalstar service providers have negotiated agreements with specialist resellers in an effort to make Globalstar phones part of the basic equipment of wilderness guides and outfitters, addressing the growing market for adventure and eco-tourism, as well as the hunting, fishing, and mountaineering markets. Globalstar phones have proven to be an ideal communications solution for lodge owners, hikers, hunters, and fishers, and anyone else in the leisure and outdoor industry. During 2001, Globalstar phones were used on numerous occasions to summon emergency assistance for adventurers.

                  - Agribusiness. Large plantations, ranches, and other agricultural businesses in countries such as Australia, Brazil, and Argentina typically lie beyond the range of current or planned cellular service, and are finding Globalstar service valuable to coordinate their operations.

                  - Utilities. Utility companies worldwide need to maintain transmission lines across long distances in territories that are often vast and remote. Globalstar voice and data features support both remote monitoring of distribution facilities and links. Major utility companies, such as ENEL Ente Nazionale per l'Energia Elettrica in Italy, use Globalstar's service for their maintenance staff in remote areas.

                  - Aeronautical. Globalstar is working with QUALCOMM and ARNAV Systems, Inc. to have fully certified 9.6 kbps voice and data products commercially available for installation and use in general aviation aircraft by the second quarter of 2002. These products will be capable of providing cockpit and cabin voice and data communication, as well as integrated data services such as weather and graphical flight plan displays. A Globalstar reseller has succeeded in having QUALCOMM products certified by the United States Federal Aviation Administration for use in different models of helicopters. Customers such as news gathering and police departments have found uses for these services in helicopters. During late 2001, QUALCOMM successfully demonstrated a new medium data rate aeronautical terminal capable of transferring data at speeds up to 128 kbps. The primary market for the medium data rate terminal is expected to be voice and data services to corporate aircraft and commercial airliners.

                  - Rural Telephony. The use of fixed terminals for rural telephony is an expanding market segment for Globalstar. Initially, service is being developed through prepaid payphone services in remote villages. By year end 2001, Globalstar rural payphone services had been deployed in five countries, predominately in South and Central America. In Venezuela, nearly 300 payphones were installed, generating an average of 570 minutes of use each, in December 2001. During 2002, Globalstar expects to see these payphone services introduced into Eastern Europe and the Middle East. Globalstar partners are also in negotiation with several national regulatory authorities over the deployment of services to assist these countries by offering universal service access in rural areas.

                  - Data. Globalstar has continued deployment of packet and asynchronous data service throughout the world. Asynchronous data services are available on all Globalstar gateways globally and packet data is being deployed progressively with commercial service available in North America, Brazil, and Western Europe. Non-commercial service is available for customer trial in Russia, Australia, and Peru and Globalstar intends that these non-commercial services will become fully commercial during 2002.

                  - Globalstar has continued its development of the data market and has positioned itself for entry into a number of major segments including fixed asset monitoring and mobile asset tracking, and telematics. Globalstar will utilize existing modems available from QUALCOMM and has also entered into a development and production agreement for a low speed simplex modem with an independent development company. This modem, expected to be available in the second half of 2002, will be priced well below $100 in volume procurements giving it a substantial competitive advantage for both monitoring and tracking applications.

                  - Globalstar works through selected value added resellers ("VARs") to market, fabricate, and install data solutions. Additional VARs will be appointed during 2002 to achieve increased penetration into several key industries.

         7.       REGULATORY MATTERS

                  a.       AUTHORIZATIONS FOR SATELLITE SYSTEMS

                  Globalstar holds regulatory authorization for two pairs of frequencies on its current system: user links (from the user to the satellites, and vice versa) and feeder links (from the gateways to the satellites, and vice versa). The United States Federal Communications Commission (the "FCC") initially authorized the construction, launch and operation of the Globalstar System on January 31, 1995, and assigned the 1610-1626.5/2483.5-2500 MHz bands of the radio frequency spectrum for the user links. However, the FCC currently restricts operation of the user uplink to the 1610-1621.35 MHz portion of the band. This license is held by an affiliate of Globalstar, L/Q Licensee, Inc. ("L/Q Licensee"), which has agreed to use the FCC license exclusively for the benefit of Globalstar. On November 19, 1996, the FCC authorized L/Q Licensee to use feeder link frequencies in the 5091-5250-6875-7055 MHz bands. The FCC license only authorizes the construction, launch, and operation of the Globalstar System's satellite constellation.

                  Under the FCC's band plan for [mobile satellite service] ("MSS") in Globalstar's frequency bands, Globalstar must share the frequencies in the United States with other licensed users. The FCC initially licensed Odyssey (TM) Mobile Satellite System, MCHI Mobile communications Holdings, Inc. (Ellipso(TM) Mobile Satellite System), and Constellation Communications Holdings, Inc. to share Globalstar's band. Odyssey turned in its license,

MCHI's license was cancelled in 2001, and Constellation has not constructed its system. If a another satellite system were authorized to operate in the United States using frequencies assigned to Globalstar, additional coordination obligations may be imposed on Globalstar's operations. Finally, Globalstar may be required to share its feeder link frequencies with other systems. In this regard, Globalstar in 2000 concluded an interim feeder link coordination agreement with ICO Global Communications.

                  On July 17, 2001, the FCC granted Globalstar and seven other applicants authorizations to construct, launch, and operate MSS systems in the 2 GHz band. Each applicant received a base allocation of 3.5 MHz of paired spectrum with the opportunity to gain additional spectrum upon launch of its system. Globalstar, holds this authorization directly. Globalstar intends to use its 2 GHz authorization for a second generation system, which would be "backward-compatible" with its existing system. Systems must be constructed in compliance with certain milestones, the first of which the execution of a non-contingent contract to construct the system, which must occur no later than July 17, 2002. Failure to meet milestones will result in cancellation of the construction authorization. Globalstar has requested proposals from satellite manufacturers and intends to have a non-contingent contract with one of them in place by the July 17, 2002 deadline.

                  In August 2001, the FCC issued Notices of Proposed Rulemaking in two proceedings, the outcome of which could affect (a) the amount of radio frequency spectrum available in the future for MSS and (b) the MSS licensee's ability to use its spectrum for ancillary terrestrial services. In the first case, terrestrial wireless carriers are asserting that they need more spectrum, including in the 2 GHz band for their third generation services. Globalstar is vigorously opposing a reduction in future MSS spectrum. In the second case, Globalstar and other MSS licensees are strongly advocating flexible spectrum authority. These proceedings are likely to be decided during 2002.

                  Pursuant to the Intelsat and Inmarsat treaties, international satellite operators are required to demonstrate that they will not cause economic or technical harm to Intelsat or Inmarsat and to coordinate with Intelsat and Inmarsat under obligations imposed on United States satellite systems by international treaties. Globalstar has successfully completed the required coordination with both Intelsat and Inmarsat.

                  b.       AUTHORIZATION FOR GATEWAYS

                  In order to operate gateways, including the user uplink frequency, the Globalstar service provider in each country is required to obtain a license from that country's telecommunications authority. In addition, the Globalstar service provider must enter into appropriate interconnection and financial settlement agreements with local and interexchange telecommunications providers. Of the [26] Globalstar gateways currently in the field, [25] are licensed. The gateway in South Africa is not yet licensed for commercial service.

                  c.       AUTHORIZATION FOR PHONES

                  Globalstar's two phone manufacturers have obtained equipment authorization for Globalstar phones from the FCC, the European Union, and many other countries in which such authorizations are required.

         8.       ADDITIONAL INFORMATION

                  For additional information regarding the business and properties of, and other matters relating to, Globalstar and its subsidiaries, see the Globalstar 2001 Form 10-K and the

Globalstar 2002 First Quarter Form 10-Q. The information set forth above is qualified in its entirety by reference to the information contained in the Globalstar 2001 Form 10-K and the 2002 First Quarter Form 10-Q.

C.       SELECTED HISTORICAL FINANCIAL INFORMATION

                  The following table sets forth selected consolidated financial information for Globalstar as of and for the fiscal years ended December 31, 2001, 2000 and 1999 as of and for the quarterly periods ended March 31, 2002 and 2001. The selected consolidated financial information set forth below should be read in conjunction with the Audited Annual Consolidated Financial Statements and notes thereto, the Unaudited Interim Consolidated Financial Statements and notes thereto, and the other historical financial information for Globalstar included in the Globalstar 2001 Form 10K and the Globalstar 2002 First Quarter Form 10-Q.

             (in thousands, except per partnership interest amounts)

                                                         QUARTER ENDED MARCH 31,                 YEARS ENDED DECEMBER 31,
                                                       -------------------------         --------------------------------------
                                                          2002            2001             2001        2000 (2)        1999 (3)
                                                          ----            ----             ----        --------        --------
STATEMENT OF OPERATIONS DATA:
Net revenue                                            $   3,870       $   1,509         $   6,404    $    3,650      $      --
Operating expenses                                        35,335          46,170           205,258     3,476,648        186,505
Interest income                                              165           2,240             4,513        16,490          6,141
Interest expense                                          92,471          95,666           381,170       329,163             --
Net loss applicable to ordinary partnership interests    129,056         145,466           602,073     3,816,401        232,584
Net loss per weighted average ordinary partnership
  interest outstanding - basic and diluted                  1.97            2.25              9.26         61.23           3.99

OTHER DATA:
Deficiency of earnings to cover fixed charges (1)       (129,056)       (145,466)          602,073     3,824,533        466,369

CASH FLOW DATA:
Used in operating activities                              (8,903)        (44,550)          120,448       455,741         56,576
Used in (provided by) investing activities                  (356)        (15,412)           (3,909)       95,156        721,733
Provided by partners' capital transactions                    --              --                --       331,275        463,329
Provided by (used in) other financing activities)             --              --            (2,237)      266,348        386,432

                                                                MARCH 31,                              DECEMBER 31,
                                                       -------------------------         --------------------------------------
                                                          2002            2001             2001          2000           1999
BALANCE SHEET DATA:
Cash and cash equivalents (4)                             46,403          55,625       $    55,625  $    196,849     $  173,921
Globalstar System, net                                   222,463         229,774           229,774       264,856             --
Globalstar System under construction                          --              --                --         1,634      3,181,189
Total assets                                             410,077         456,391           456,391       702,276      3,781,459
Vendor financing liability, including current
  portion                                                840,211         814,246           869,385       788,423        393,795
Long-term debt (5)                                            --              --           277,330       262,366      1,799,111
Partners' capital (deficit)                           (3,126,772)     (2,997,753)       (2,977,753)  (2,395,214)      1,028,329


                  1) The ratio of earnings to fixed charges is not meaningful, as Globalstar has incurred operating losses.

                  2) The results of operations for 2000 include a $2.9 billion charge for the impairment of the Globalstar System.

                  3) The results of operations for 1999 include a $29.9 million loss from the write-off of excess launch vehicle deposits.

                  4) Includes restricted cash of $22.4 million and $46.2 million for 2000 and 1999, respectively, received from service providers for the purchase of gateways.

                  5) Reflects the classification of $1.9 billion of senior notes and term loans as current obligations in 2000.

D.       EXISTING ORGANIZATIONAL STRUCTURE

         1.       THE PARTNERSHIP

                  Globalstar, a Delaware limited partnership, was formed in November 1993, but remained inactive until it commenced operations on March 23, 1994.

                  Loral/QUALCOMM Satellite Services, L.P. ("LQSS) is the managing general partner of Globalstar. The general partner of LQSS is Loral/QUALCOMM Partnership, L.P. ("LQP"). The partners in LQP are Loral and certain of its subsidiaries and QUALCOMM. The managing general partner of LQP is Loral General Partner, Inc. ("LGP"), a subsidiary of Loral. LQSS, LQP, LGP, and another subsidiary of Loral that is a general partner of LQP have also filed voluntary petitions under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. As of March 31, 2002, Loral owned, directly or indirectly, 25,169,458, or approximately 38.2%, of the 65,848,104 ordinary partnership interests of Globalstar outstanding, including interests attributable to shares of GTL common stock.

                  GTL, a general partner of Globalstar, was created to permit public equity ownership in Globalstar. GTL does not have any operations, any personnel, or any facilities, and does not manage the day-to-day operations of Globalstar. GTL's sole asset is its investment in Globalstar. As of March 31, 2002, GTL owned 27,910,604, or approximately 42.4%, of the 65,848,104 ordinary partnership interests of Globalstar outstanding, 4,357,495, or l00%, of the Series A convertible redeemable preferred partnership interests of Globalstar outstanding, and 389,500, or 100%, of the Series B convertible redeemable preferred partnership interests of Globalstar outstanding.

                  The governing body of Globalstar is the General Partners' Committee (the "Committee"). The Committee may have up to seven members, five of whom may be appointed by LQSS as managing general partner.

         2.       SUBSIDIARIES

                  In addition to Globalstar Capital Corporation, Globalstar Services Company, Inc., and Globalstar L.L.C. (collectively, the "GLP Subsidiary Debtors"), which have commenced chapter 11 cases, GLP owns Globalstar Corporation ("GC"), Vodafone Satellite Services, Inc., and ATSS Canada, Inc., each a Delaware corporation that has not filed a chapter 11 petition. GLP also directly owns the following subsidiaries that were organized under the laws of other nations and have not filed chapter 11 cases:

                  - Global Trak Pty. Ltd., organized under the laws of Australia.

                  - Globalstar Offshore Co., organized under the laws of Mauritius.

                  - Stonestreet Holdings NV, organized under the laws of The Netherlands Antilles.

                  - Globalstar Holdings, Ltd., organized under the laws of Cyprus.

                  - Globalstar International Services Ltd., organized under the laws of Hungary.

                  - Globalstar Japan K.K., organized under the laws of Japan.

                  - ATSS/Loral Netherlands, B.V., (50.1%), organized under the laws of The Netherlands.

                  All subsidiaries of Globalstar are 100% owned directly or indirectly except as noted above.

E.       RELATED PARTY TRANSACTIONS

                  Globalstar has engaged in a number of commercial and financial transactions with its affiliates.

         1.       TRANSACTIONS WITH LORAL AND ITS AFFILIATES

                  Transactions between the Globalstar Entities, on the one hand, and Loral and its other affiliates, on the other hand, include:

                  - a contract providing for SS/L to design, manufacture, test, and launch 56 satellites for Globalstar.

                  - the purchase from SS/L by Globalstar of eight additional satellites.

                  - the grant by Globalstar to SS/L of an irrevocable, royalty-free, non-exclusive license to use certain intellectual property.

                  - deferred billing arrangements comprised of incentives and vendor financing provided by SS/L to Globalstar.

                  - a joint venture arrangement with respect to the Canadian service provider (as a result of Globalstar's recent acquisition of a controlling interest in that entity).

                  - the issuance of notes to SS/L following its payment of a guarantee obligation under a Globalstar credit facility.

                  - a Globalstar credit facility, the rights of creditors under which were purchased by a subsidiary of Loral that had guaranteed such facility.

                  - the issuance to Loral and certain of its subsidiaries of warrants to purchase Globalstar partnership interest in consideration of certain guarantees.

         2.       TRANSACTIONS WITH QUALCOMM

                  Transactions between the Globalstar Entities, on the one hand, and QUALCOMM, on the other hand, include:

                  - a development contract providing for QUALCOMM to design and develop gateways for the Globalstar System.

                  - a production agreement providing for QUALCOMM to manufacture, develop, and maintain 38 Globalstar gateways.

                  - a user terminal agreement providing for QUALCOMM to provide handsets, car kits, and RAUs for use in the Globalstar System.

                  - the grant to QUALCOMM of the worldwide exclusive right to utilize the Globalstar System to provide Omnitrac-like services, including date-messaging and position determination services.

                  - Vendor financing arrangements provided by QUALCOMM to Globalstar.

                  - The issuance to QUALCOMM of warrants to purchase Globalstar partnership interests in connection with vendor financing arrangements.

                  - the issuance of notes to QUALCOMM following its payment of guarantee obligations under a Globalstar credit facility.

         3.       TRANSACTIONS WITH SERVICE PROVIDERS

                  Transactions between the Globalstar Entities, on the one hand, and the Globalstar service providers that are partners in Globalstar, on the other hand, include:

                  - Service provider agreements granting the service provider the right to provide Globalstar service to users in designated countries so long as specified minimum levels are met.

                  - Subsidiaries of Loral have formed joint ventures with service providers in Brazil, Canada, Mexico, and Russia.

                  - The United States service provider has granted LQP the exclusive right to distribute Globalstar services in the United States to the United States Department of Defense and other United States national securities agencies and the exclusive right to offer Globalstar services using handsets for public access in aircraft involved in United States commercial and general aviation. These arrangements are memorialized in (i) the Strategic Agreement, dated as of March 23, 1994 (the "Strategic Agreement"); (ii) the Memorandum of Understanding, dated as of November _, 1999, between GUSA and LQP; and (iii) the Globalstar Service Reseller Agreement, dated as of April 1, 2000, between GUSA and Government Services, L.L.C., an affiliate of LQP.

                  - The purchase by Globalstar from Vodafone Americas Asia Inc. ("VAAI") of the controlling interest in service provider operations in Canada and agreements with VAAI providing for Globalstar's purchase of service provider operations in the United States and the Caribbean.

         4.       AGREEMENTS WITH GATEWAY OPERATORS

                  Globalstar has entered into agreements with gateway operators that are partners of Globalstar under which Globalstar provided for the integration and testing of the Globalstar System at certain of the gateways operated by such operators.

          5.      ADDITIONAL INFORMATION.

                  For additional information regarding transactions between Globalstar and its affiliates, see Part II, Item 7 "Management's Discussions and Analysis of Financial Condition and Results of Operations - Related Party Disclosures" and Part III, Item 13 "Certain Relationships and Related Transactions Section" of the Globalstar 2001 Form 10-K. The information set forth above is qualified in its entirety as reference to the information contained in the Globalstar 2001 Form 10-K.

                                IV. EVENTS PRECEDING THE
                       COMMENCEMENT OF THE CHAPTER 11 CASES

 A.       INCURRENCE OF SIGNIFICANT INDEBTEDNESS

                  Since it was formed, Globalstar has required large amounts of cash resources in order to establish itself in the marketplace, creating a substantial debt burden on the Debtors. As a result, the Debtors have been operating with significant debt since 1997. GLP and GCC are jointly obligated on four issues of senior notes in an aggregate principal amount of $1.5 billion. As of the Petition Date, the major outstanding claims against the Debtors included, without limitation, the following:

                                                                                ESTIMATED CLAIM
CREDITOR(S)                             TYPE OF DEBT                                AMOUNT
----------                              ------------                            ---------------
Noteholders                             11.375% Senior Notes                    $  551,503,000
Noteholders                             11.25% Senior Notes                     $  342,352,000
Noteholders                             10.75% Senior Notes                     $  354,395,000
Noteholders                             11.50% Senior Notes                     $  320,779,000
Loral Satellite, Inc.                   Term Loans and Revolving Line           $  541,363,000
                                        of Credit
Lockheed Martin Corporation             Notes                                   $  167,046,000
QUALCOMM                                Notes                                   $   24,417,000
Loral                                   Notes                                   $   58,898,000
SS/L                                    Notes                                   $   12,974,000
DASA                                    Notes                                   $   11,276,000
QUALCOMM                                Vendor Financing                        $  597,903,000
SS/L                                    Vendor Financing                        $   77,096,000
SS/L                                    Vendor Financing                        $  140,771,000
SS/L                                    Vendor Financing                        $   16,878,000
SS/L                                    Vendor Financing                        $   15,573,000
Ericsson                                Contract Claim                          $   64,000,000
Other                                   Other Accounts Payable, Accrued         $   99,810,000
                                        Liabilities, Taxes, Employee
                                        Obligations, and Other Claims
TOTAL                                                                           $3,328,459,000

         All of the foregoing obligations are unsecured. The Debtors are not aware of any lien or security interest on the assets of the Debtors, except for those relating to two test equipment leases with Agilent Technologies and Agilent Financial. The original amount of the first lease is approximately $117,900. Some of the equipment has been returned, and the Debtors expect that this amount will be reduced by the amount of the equipment that was returned. The amount of the second lease is unknown at this time.(1)

         B. LEGAL PROCEEDINGS

                  Material pending legal proceedings (other than the Cases) to which Globalstar or any of its subsidiaries is a party or of which any of their property is subject include the following:

                  - On February 20,2001, a purported class action lawsuit was filed against Globalstar and GCC on behalf of holders of Globalstar's 10.75% Senior Notes due 2004 in Superior Court, New Castle County, Delaware. On June 5,2001, another similar purported class action lawsuit was filed in Delaware.

                  - On July 13, 2001, a petition was filed by a holder of Globalstar's 11.375% Senior Notes due 2004 in Texas state court seeking payment,

                  - On February 28,2001, a purported securities class action was filed against GTL in the United States District Court for the Southern District of New York. On November 13,2001, the complaint in such action was amended to add causes of action against Globalstar and GCC. Ericsson has filed two separate demands with the American Arbitration Association that seek monetary damages with respect to two contracts. The Debtors have entered into a settlement agreement with Ericsson that resolves all such claims of Ericsson against the Debtors. A motion to approve such settlement was filed in the Reorganization Cases on [May __, 2002].


                 For information regarding these proceedings, see Part I, Item 3 "Legal Proceedings" and Part II, Item 7 "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Commitments and Contingencies" of the 2001 Form 10-K, Note 17 to the Audited Annual Consolidated Financial Statements; Part II, Item 1 "Legal Proceedings" of the 2002 First Quarter Form 10-Q; and Note 9 to the Unaudited Interim Consolidated Financial Statements.

 C.       IMPLEMENTATION OF NEW BUSINESS PLAN

          Globalstar is currently developing a new business plan that changes the focus of its business from a voice-centric cellular extension model to one targeting specific vertical market segments with its voice and data product offerings. This new plan consists of three major components, the consolidation of the operations of certain Globalstar service providers into those of Globalstar, the pursuit of targeted customer opportunities, and a revised pricing plan.

          1.      CONSOLIDATION STRATEGY

                  Globalstar service providers are generally not earning revenues sufficient to fund their operating costs. The consolidation strategy is intended to bring additional efficiencies to the operation of the Globalstar System and allow for increased coordination in the Globalstar service


-------------
(1) The listing of a creditor or a claim amount in this Disclosure Statement does not constitute an admission that any creditor holds a claim or with respect to the dollar amount of any claim, and the Debtors hereby reserve all claims, counterclaims, defenses, objections, causes of action for equitable subordination or contractual subordination, and rights of offset or recoupment with respect to any alleged claim or creditor.

 offerings and pricing. Globalstar believes that these steps are needed to achieve and maintain financial viability. In addition, Globalstar intends to revise its business relationships with the Globalstar service providers whose operations remain independent and explore the acquisition of the businesses or assets of those service providers that cease operations.

          2.      PURSUIT OF TARGETED CUSTOMER OPPORTUNITIES

                  As part of the new business plan, Globalstar will focus its marketing efforts on vertical market segments that it believes will greatly benefit from using the Globalstar System. Key market segments that Globalstar will target include government (including Department of Defense), public safety, maritime, natural resources, utilities, and aeronaut. For more information regarding these market segments, see Section III.B.6 above.

          3.      REVISED PRICING PLAN

                  Following the consolidation of the United States service provider as described below Globalstar will implement a new pricing structure for its North American customers. This plan will include substantial price reductions for Globalstar service and will be structured comparably to existing cellular plans offering bundled minutes for a fixed price per month with additional minutes available for use at additional charges.

D.        CONSOLIDATING TRANSACTIONS

          1.      THE VODAFONE TRANSACTIONS

                  In accordance with Globalstar's consolidation strategy, GC, acquired from VAAI certain service provider operations located in Canada and will, after certain regulatory approvals are obtained, acquire from VAAI certain service provider operations located in the United States and the Caribbean.

                  a. ACQUISITION OF CANADIAN SERVICE PROVIDER. GC acquired from VAAI a majority interest in the Canadian service provider operations and a minority interest in the Canadian companies that own and operate two gateways located in Canada pursuant to the Assignment and Assumption Agreement, dated as of December 18,2001, by and between GC and VAAI ("Transaction One"). Transaction One was consummated on December 18,200l.

                  (i) Purpose: As a result of Transaction One, GLP will be able to provide service in Canada directly to end-user subscribers of the Globalstar service without relying on an intermediate service provider. Under Transaction One, GC acquired 100% of the stock of Vodafone Satellite Services Inc., a Delaware corporation and wholly owned subsidiary of VAAI ("VSSI"), in exchange for $100.00, plus acquisition costs of $250,000. VSSI (A) directly owns 100% of ATSS Canada Inc.; 50.1% of ATSS/Loral Netherlands B.V. ("ATSS/Loral"), the wholesale service company; 100% of Globalstar Japan K.K.; and 4.6% of GLP's limited partnership interests and (B) indirectly owns 16.69% of Globalstar Canada Holding Co. ("GCHC"); 23.38% of Globalstar Canada Co. ("GC Co."), the operator of the Canadian gateways; and 50.1% of Globalstar Canada Satellite Co. ("GCSC"), the service company. Following Transaction One, GLP owns 50.1% of the Canadian service provider operations while Loral owns the remaining 49.9% through its indirect ownership of 49.9% of ATSS/Loral and 49.9% of GCSC. The chart below illustrates the ownership of VSSI and its subsidiaries after giving effect to Transaction One.

                                  [FLOW CHART]

         (ii) Funding of Guarantee. The terms of the acquisition include VAAI's funding of a previous guarantee of bank debt due from GC Co. The majority of GC Co. is owned by a Canadian company. VSSI, through subsidiary companies, holds a minority interest in GC Co. and had been guarantor of a portion of GC Co. outstanding bank debt. Prior to the acquisition, GC Co. contributed $10.1 million into a cash collateral account, fully funding its guarantor obligation. GC Co. guaranteed bank debt is due in September 2002, at which time the cash collateral account might be used to repay the principal value of the loan. In the event that portions of the loan are retired prior to September 2002, Globalstar will be the beneficiary of the reduction in principal that is allocable to the VAAI.

         (iii) Distribution Agreement: Assets that were not acquired by GC were "distributed" back to VAAI pursuant to the Distribution Agreement, dated as of November 26, 2001, by and between VSSI and VAAI. These assets are related to VSSI's interests in Indonesia, Malaysia, and Mexico and rights under certain software licenses and confidentiality agreements.

         (iv) Releases: GLP, GC, VSSI, and VAAI entered into a Mutual Release, Mutual Covenant Not to Sue and Mutual Indemnification Agreement under which the parties will provide each other mutual releases and covenants not to sue regarding:

                    (a) the Founding Service Provider Agreement, dated as of January 1, 1995 ("FSPA"), as it relates to Canada, Malaysia, Japan, and Indonesian operations (under which GLP granted to service providers rights in those territories);

                    (b) any breach under GLP's Amended and Restated Agreement of Limited Partnership, dated as of January 26, 1999 (governing the ownership and management of GLP);

                    (c) the Production Gateway Purchase Agreement by and between GLP and VSSI (the "Production Gateway Purchase Agreement"), and any agreements and transactions related thereto (under which service providers purchased gateways from GLP); and

                    (d) any liability relating to the ownership of GCHC and GC Co. by VSSI.

            (v) UNITED STATES AND CARIBBEAN. GC agreed to acquire from VAAI the United States and Caribbean service provider operations pursuant to the Assignment and Assumption Agreement, dated as of December l8, 2001, by and between GC and VAAI ("Transaction Two"). Consummation of Transaction Two is subject to receipt of certain required regulatory approvals and satisfaction of other conditions. The approval of the FCC was requested in five filings submitted in January 2002, and approval is expected in the May/June 2002 time frame.

          (vi) Purpose: As a result of Transaction Two, GLP will be able to provide service in the United States and the Caribbean directly to end-user subscribers of Globalstar service without relying on an intermediary service provider. Under Transaction Two, GC will acquire 100% of the stock of Globalstar Caribbean Ltd. ("GCL") and 100% of the membership interests of GUSA, both wholly owned subsidiaries of VAAI, in exchange for $100.00, plus transaction costs. GCL owns 100% of Globalstar Republica Dominicana, S.A. and GUSA owns .001% of Globalstar do Brasil S.A. The chart below illustrates the ownership of GUSA and GCL after giving effect to Transaction Two:

                             [OWNERSHIP FLOWCHART]

            (vii) Contribution Agreement: Simultaneous with the signing of Transaction Two and pursuant to the Contribution Agreement, dated as of December l8, 2001, by and between VSSI and GUSA, VSSI contributed certain assets to GUSA (relating to certain service provider rights, network service agreements, distribution and fulfillment services, incentive discounts, software licenses, and roaming agreements) which VAAI intended to transfer to GC as part of VSSI.

            (viii) Releases: GLP, GC, GCL, GUSA, and VAAI will enter into a Mutual Release, Mutual Covenant Not to Sue and Mutual Indemnification Agreement under which the parties will provide each other mutual releases and covenants not to sue regarding:

                     (a)    the FSPA;

                     (b)    the Production Gateway Purchase Agreement;

                     (c) the Globalstar service guarantee as it relates to subscribers in the United States and the Caribbean; and

                     (d) the GUSA limited warranty as it relates to handsets sold to end users in the United States.

         2.       TE.SA.M

                  TE.SA.M is in the process of liquidation and is exiting the Globalstar business. TE.SA.M provides Globalstar service through its gateways in France, Turkey, Venezuela, Argentina, and Peru. Globalstar and other investors are in various discussions with TE.SA.M regarding these businesses. Local purchasers in Turkey, Venezuela, Argentina, and Peru have reached agreements to purchase the local service provider operations from TE.SA.M and have entered into negotiations with Globalstar regarding the terms under which they would provide Globalstar services. Globalstar and TE.SA.M signed a non-binding Memorandum of Understanding in April 2002 pursuant to which Globalstar, through a subsidiary, expects to acquire TE.SA.M's gateway and other assets in France.

         3.       OTHER SERVICE PROVIDERS

                  Globalstar is still gathering information and pursuing discussions regarding additional service provider properties. Globalstar is also in discussions with its other service providers to help them restructure their Globalstar businesses. Typically, service providers are in arrears on accounts due to Globalstar and are seeking to restructure these debts. Gateways that are not acquired by Globalstar will continue to be owned and operated by independent service providers (the "Independent Gateway Operators" or "IGOs") under amended arrangements or they may liquidate.

E.       DISCUSSIONS WITH CREDITORS

         1.       OVERVIEW

                  Prior to the Petition Date, the Debtors held discussions an informal committee (the "Informal Committee") of certain holders of Senior Notes of Globalstar (the "Noteholders"), Loral, and QUALCOMM about a possible restructuring of the Debtors' legal and financial affairs. As a result of these discussions the Debtors reached a non-binding agreement with Loral and the Informal Committee regarding the substantive terms of the financial and legal restructuring of the Debtors' businesses, including, without limitation, partial implementation of the Debtors' consolidation strategy. The terms of the foregoing agreement are set forth in the Memorandum of Understanding
(the "Memorandum of Understanding"), dated February 15, 2002, a copy of which is attached to the Plan Support Agreement dated February 15,2002, a copy of which is attached hereto as Exhibit F, as amended by the First Amendment to the Plan Support Agreement, dated as of April 12, 2002, a copy of which is attached hereto as Exhibit G, and as amended by the Second Amendment to Plan Support Agreement, dated as of May 16, 2002, a copy of which is attached hereto as Exhibit H (collectively, the "Plan Support Agreement").

                  The discussions did not result in any agreement or understanding with QUALCOMM regarding a restructuring.

         2.       MEMORANDUM OF UNDERSTANDING

                  The following briefly summarizes the Memorandum of Understanding.

                  a.       CREATION OF NEW GLOBALSTAR

                  Under the proposed restructuring contemplated by the Memorandum of Understanding (the "Proposed Restructuring"), all of Globalstar's assets will be contributed to a newly formed Delaware corporation ("New Globalstar") or a subsidiary thereof. The FCC License and/or the rights thereto that permits Globalstar to provide mobile satellite service, which is currently held by L/Q Licensee, a subsidiary of LQP, would also be contributed to New Globalstar.

                  b.       OWNERSHIP OF NEW GLOBALSTAR

                  Under the Proposed Restructuring, New Globalstar would be owned as follows:

                  (i) Noteholders and Other Creditors: The Noteholders and holders of all other prepetition unsecured claims against the Debtors (collectively, and including Loral and QUALCOMM, "Other Creditors") would receive in exchange for their claims, 97% of the New Globalstar Common Stock (before taking into account equity issuances to IGO's and management as described below). Such shares would be distributed on a Pro Rata basis as described below. See Section IV.D.2.e.

                  (ii) Loral: Loral would receive 3% of the New Globalstar Common Stock in connection with its contribution of the Loral Canadian Interest (before taking into account equity issuance to IGO's and management as described below).

                  (iii) IGO's: IGO's would receive options to purchase up to 5% of the New Globalstar Common Stock (before taking into account equity issuance to management as described below).

                  (iv) Management: A number of shares of the New Globalstar Common Stock equal to 10% of the New Globalstar Common Stock (determined on a fully diluted basis) would be reserved for issuance upon the exercise of options granted to management of New Globalstar, pursuant to a Management Option Plan, the terms of which shall be determined by the Board of Directors of New Globalstar.

                  Under the Proposed Restructuring, all existing partnership interests in Globalstar would be cancelled without consideration therefor.

                  c.       RIGHTS OFFERING

                  Under the Proposed Restructuring, if Globalstar, Loral, and the Creditors Committee can agree on a valuation for New Globalstar, New Globalstar would make a rights offering of up to 15% of the New Globalstar Common Stock to holders of the Senior Notes, Other Creditors, and shareholders of GTL as follows:

                  (i) Series A: Noteholders and Other Creditors. Noteholders and Other Creditors would be offered the right to acquire a number of shares of the New Globalstar Common Stock equal to 7.5% of the New Globalstar Common Stock.

                  (ii) Series B: Shareholders of GTL. Shareholders of GTL would be offered the right to acquire a number of shares of New Globalstar Common Stock equal to 7.5% of the New Globalstar Common Stock.

                  (iii) To the extent that either Series A or Series B of the rights offering described in clauses (i) and (ii) above is undersubscribed, any of the participants in the other Series may oversubscribe, provided, however, that the aggregate subscription shall not exceed 15% New Globalstar Common Stock.

                   d.      GOVERNANCE

                  (i) Board Composition. Under the Proposed Restructuring, the Board of Directors of New Globalstar would initially consist of:

                   -       Three individuals designated by the Creditors
                           Committee; and

                   - Two individuals designated by Loral (including Russell Mack, an officer of Loral, as one of such designees).

                  (ii) Management Committee. Under the Proposed Restructuring, a management committee would be formed by Loral to provide strategic direction and operations management for the day-to-day operations of New Globalstar (the "Management Committee"). The structure of the Management Committee would be as follows:

                    - The Management Committee would report to the Board of Directors of New Globalstar;

                    -      Russell Mack would chair the Management Committee;

                    - The officers of New Globalstar would report to the Management Committee;

                    - Loral would contribute the services of the Management Committee without charge other than (x) reimbursement of out-of-pocket expenses reasonably incurred and (y) a portion of Mr. Mack's compensation equal to the portion of his total time spent performing his duties as Chairman of the Management Committee; and

                    - The Board of Directors would be able to terminate the Management Committee at any time on five-days' notice, and the Management Committee would be able to terminate its role at any time on 30-days' notice.

                     e.    CLAIMS AND RELEASES

                    (i) Loral Claims. The Memorandum of Understanding provides that confirmation of the plan of reorganization implementing the Proposed Restructuring would be conditioned upon the Allowed prepetition claims of Loral and certain of its affiliates not exceeding $1 billion.

                    (ii) General Mutual Release. The Plan will provide for general mutual releases of claims relating to Globalstar, including, without limitation, releases of all directors and officers, members of the General Partners Committee, Loral Entities, current direct or indirect general and limited partners of Globalstar, contributing service providers, members of any official and informal committees of creditors, their respective advisors, and certain other agreed upon parties. Any entity (other than QUALCOMM) that is entitled to receive equity in New Globalstar in exchange for cancellation of indebtedness and elects to obtain such a release would be required to forfeit 22.5% of the equity in New Globalstar it would otherwise be entitled to receive under the plan of reorganization. Any forfeited equity would be reallocated among Noteholders and Other Creditors who do not elect to obtain a release.

                    (iii) Loral Release. The Memorandum of Understanding provides that Loral and certain of its affiliates will elect to obtain a release and thereby forfeit the 22.5% equity in New Globalstar to which they would otherwise be entitled.

                    f.     QUALCOMM

                  Although QUALCOMM is not a party to the Memorandum of Understanding, the Memorandum of Understanding provides that if, on or prior to the date of the disclosure statement hearing, QUALCOMM and Globalstar reach an agreement on new contracts governing their relationship, then the following will apply:

                    (i) Board Composition. The Board of Directors of New Globalstar would consist of:

                    -      three individuals designated by the Creditors
                           Committee;

                    -      one individual designated by Loral (Russell Mack);
                           and

                    -      one individual designated by QUALCOMM.

                    (ii) General Mutual Releases. QUALCOMM would have the right to elect to obtain the releases described above.

                    (iii) Claims. Confirmation of the plan of reorganization implementing the

                           Proposed Restructuring would be conditioned on, among other things, QUALCOMM's allowed prepetition claims not exceeding an amount to be agreed to among Globalstar, Loral, and the Creditors Committee.

          3.       PLAN SUPPORT AGREEMENT

                   In connection with the discussions described above and the Memorandum of Understanding, Globalstar, Loral, and the Informal Committee entered into the Plan Support Agreement.

                   a.       MUTUAL SUPPORT

                   Pursuant to the Plan Support Agreement, each party thereto agreed to:

                   (i) negotiate a plan of reorganization that incorporates the terms and conditions of the MOU in good faith;

                   (ii) use its commercially reasonable efforts to cause the Bankruptcy Court to enter an order confirming such plan of reorganization;

                   (iii) use its commercially reasonable efforts to cause such plan of reorganization to become effective at the earliest practicable date; and

                   (iv) use its commercially reasonable efforts to prevent the confirmation of any other plan of reorganization.

                   Pursuant to the Plan Support Agreement, each party thereto further agreed that it would:

                   (i) vote to accept such plan of reorganization, recommend that other creditors vote to accept such plan of reorganization, and not vote for any other plan of reorganization or liquidation; and

                   (ii) not commence any proceeding or prosecute any objection to oppose or object to such plan of reorganization or the related disclosure statement and not take any action that would delay confirmation of such plan of reorganization or approval of such disclosure statement.

                   Further, each party to the Plan Support Agreement agreed to negotiate in good faith the treatment of executing all other contracts or agreements not expressly addressed in the MOU.

                  b.       DILIGENCE PERIOD

                  Pursuant to the Plan Support Agreement, Globalstar and Loral agreed to provide the Informal Committee (now the Creditors Committee) with all agreements between Globalstar and its subsidiaries and affiliates, on the one hand, and Loral and its affiliates, on the other hand. The Plan Support Agreement provided for a diligence period following delivery of such agreements during which the Creditors Committee could terminate the Plan Support Agreement in the event it determined that any such documents have or would reasonably be likely to have a material adverse effect on the business condition (financial or otherwise), projects, operations, assets, or liabilities of New Globalstar
(a "Material Adverse Effect"). The period has been extended to [May __, 2002]. The Plan Support Agreement provides the Creditors Committee with certain rights to terminate the Plan Support Agreement or require termination of or amendments to any such agreements that existed, but were not given to the Creditors Committee, prior to the expiration of the diligence period that it reasonably determines has or would reasonably be likely to have a Material Adverse Effect. The Plan Support Agreement also reserves the rights of the Creditors Committee to challenge or seek termination of any such agreement entered into subsequent to the delivery of such agreements as contemplated above if the Creditors Committee reasonably determines that the new agreement has or would reasonably be likely to have a Material Adverse Effect.

                  c.       NEW MONEY PROPOSALS

                  The Plan Support Agreement provides that, to the extent a fully committed, non-contingent proposal for the investment in New Globalstar of a minimum of $50 million by a creditworthy investor (which proposal retains the release and indemnification provision of the MOU, retains the contribution by Loral of its interest in the Canadian service provider operations and the delivery to Loral of 3% of the equity interests in New Globalstar, and provides that all recoveries are subject to Pro Rata dilution by such proposal and otherwise) is made to Globalstar and either Loral or the Creditors Committee shall accept such proposal, the other of them shall have 15 days to accept such proposal. If such other party shall have failed to accept such proposal, or shall have rejected such proposal, during such 15-day period, the accepting parties shall have the right to terminate the Plan Support Agreement for 15 days following the first to occur of such a rejection or the expiration of the 15-day period for acceptance.

                  d.       TERMINATION EVENTS

                  In addition to the termination rights described above, the Plan Support Agreement provides that it may be terminated as follows:

                  (i) by Globalstar, Loral, and the Creditors Committee, upon mutual agreement prior to entry of a confirmation order confirming the plan of reorganization contemplated by the Plan Support Agreement;

                  (ii) by Globalstar, Loral, or the Creditors Committee, upon material breach of the Plan Support Agreement by any other party thereto;

                  (iii) by Globalstar, Loral, or the Creditors Committee, upon the taking of an action materially inconsistent with the Plan Support Agreement or the terms and conditions of the MOU by any party hereto as a result of such party's fiduciary duties under the Bankruptcy Code or other applicable law;

                  (iv) by Globalstar, Loral, or the Creditors Committee, upon entry of an order by the Bankruptcy Court confirming any plan for Globalstar other than the plan of reorganization contemplated by the Plan Support Agreement;

                  (v) by Globalstar, Loral, or the Creditors Committee, if holders of more than 20% in the aggregate principal amount, on a per issue basis, of the Senior Notes that are not members of the Creditors Committee shall take actions which are materially adverse to the obligations hereunder of the respective members of the Creditors Committee;

                  (vi) by Globalstar, Loral, or the Creditors Committee, if there shall be any material amendment of, supplement to, modification to, or severance of any provision of, the Plan which is materially inconsistent with the terms and conditions of the MOU (including, without limitation, a material amendment of, supplement to, modification to, or severance of, the release and indemnification provisions of the MOU), except if any such material amendment of, supplement to, modification to, or severance of any provision of, the Plan is consented to by all parties hereto;

                  (vii)    by Loral or the Creditors Committee, if:

                           (a)      the Plan and the related disclosure
                                    statement (the "Disclosure Statement") shall not have been filed by the Proponents pursuant to sections 1121 and 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3016 within 97 days of the Petition Date;

                           (b) the Disclosure Statement shall not have been approved by the Bankruptcy Court within the earlier of (1) 60 days after the date the Disclosure Statement is filed, and (2) 150 days after the Petition Date, but in no event shall the Disclosure Statement be approved by the Bankruptcy Court prior to the expiration of the Diligence Period (as defined in the MOU);

                           (c) the Confirmation Order shall not have been entered within the earlier of (1) 75 days after the date the Disclosure Statement is approved, and (2) 225 days after the Petition Date; and

                           (d) the Plan shall not have become effective as defined in the Plan within the earlier of
                                    (1) 60 days after the date of the
                                    Confirmation Order, and (2) 285 days after the Petition Date.

                   (viii) by the Creditors Committee pursuant to the terms of the Plan Support Agreement; and

                   (ix) by Loral or the Creditors Committee pursuant to the terms of the Plan Support Agreement.

         4.        VENDOR MATTERS

                   In order to preserve Cash during 2001, Globalstar ceased its payments for services performed by SS/L and QUALCOMM; and is currently overdue on its contractual payment obligations to these vendors. Globalstar and QUALCOMM previously contracted for the design and development of the Globalstar ground segment pursuant to the Development Contract dated March 18, 1994 (the "Development Contract") and contracted for the manufacture, deployment and maintenance of Globalstar Gateways via the Production Gateway Purchase Agreement dated April 30, 1997 (the "Production Agreement"). QUALCOMM purported to terminate the Development Contract and the Production Agreement for non-payment of invoices on November 29, 2001, and on December 20, 2001, respectively. Globalstar is currently in negotiating a support agreement with QUALCOMM that will allow it to utilize the QUALCOMM expertise necessary to maintain the system. There can be no assurances that Globalstar and QUALCOMM will renegotiate the mutually satisfactory terms required to continue QUALCOMM's support to Globalstar's system operations.

                            V.       THE REORGANIZATION CASES

A.       COMMENCEMENT OF THE CHAPTER 11 CASES

                  The Reorganization Cases were commenced on February 15, 2002. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B.       ADMINISTRATION OF THE CHAPTER 11 CASES

                  On the Petition Date, the Debtors obtained a series of orders from the Bankruptcy Court designed to minimize any disruption of business operations and to facilitate their reorganization. The Bankruptcy Court entered orders authorizing the Debtors, among other things:

                  (i)     to pay prepetition wages and benefits to employees;

                  (ii)    to pay certain prepetition taxes;

                  (iii) to retain Robert C. Berger & Associates, L.L.C. as claims, noticing, and balloting agent;

                  (iv) to continue to operate under the Debtors' prepetition cash management system; and

                  (v)     to continue certain prepetition investment policies.

                  At various hearings held during the Reorganization Cases, the Bankruptcy Court entered orders authorizing the Debtors, among other things:

                  (i) to transfer limited funds to GC in connection with Transaction Two;

                  (ii)    to reject certain real property subleases;

                  (iii) to transfer limited funds to GC in connection with this potential acquisition of certain gateway assets in France; and

                  (iv)    to implement the Employee Retention Program.

C.       EMPLOYEE RETENTION PROGRAM

                  On May 21, 2002, the Bankruptcy Court entered the Stipulation and Agreed Order Pursuant to Sections 105(a), 363(b) and 503(b)(l) of the Bankruptcy Code Authorizing Debtors to Adopt and Implement an Employee Incentive Program, authorizing to make distributions totaling $2,964,245 under the Employee Retention Program upon the following terms and conditions:

          Initial Payment:          On July 15, 2002, the Debtors are hereby
                                    authorized to distribute to participants
                                    under the Employee Retention Program cash in
                                    an aggregate amount not to exceed $741,061.

          Subsequent
          Distributions:            (a) If the successor entity to the Debtors'
                                    businesses pursuant to the Plan is a
                                    corporation:

                           i) The Debtors are authorized to distribute to participants under the Employee Retention
                                    Program cash in an aggregate amount not to exceed $1,193,064 on the Effective Date; and


        (ii) On the date that is 60 days after the Effective Date, a number of shares of New Globalstar Common Stock having an aggregate value of $1,030,120 calculated based on a value per share of New Globalstar Common Stock equal to the average of the daily closing sales price per share of New Globalstar Common Stock as reported on the principal market or exchange on which shares of New Globalstar Common Stock are listed for the five trading days immediately preceding the date that is 60 days after the Effective Date or, if shares of New Globalstar Common Stock are not so listed, calculated based on such other reasonable and customary method as may be determined by the Board of Directors of New Globalstar. The Debtors shall use best faith efforts to insure that the New Globalstar Common Stock shall be tradable without material trading restrictions immediately upon receipt by employees under the Employee Retention Program. In the event that the New Globalstar Common Stock cannot be issued without material trading restrictions (it being understood that, with respect to recipients that may be deemed to be "affiliates" of New Globalstar within the meaning of Rule 144 of the Securities Act of 1933, the requirements contemplated by paragraphs (c), (e), (f), (h) and
                  (i) of such Rule 144 shall be deemed not to be material restrictions hereunder; provided that, in the case of those requirements contemplated by paragraph (c) of such Rule 144, a registration statement shall have been filed with the Securities and Exchange Commission to register the Common Stock under the Securities Exchange Act of 1934 prior to the Effective Date and the Debtors shall have used best faith efforts to have caused such registration statement to become effective not later than the Effective Date or as soon thereafter as practicable), participants under the Employee Retention Program shall receive cash in lieu of the New Globalstar Common Stock. New Globalstar may, as a condition to delivering shares of New Globalstar Common Stock under the Employee Retention Program, require a recipient to fund the payment of any tax withholding obligation relating to the delivery of such shares to such recipient; in such event, the recipient may fund the tax withholding obligation by either
                  (i) the delivery to New Globalstar of cash in an amount equal to such tax withholding obligation or (ii) entering into arrangements satisfactory to New Globalstar with a broker to sell a number of such shares sufficient to generate net proceeds in an amount equal to such tax withholding obligation and pursuant to which the broker undertakes to deliver such amount to New Globalstar not later than the date on which such sale will settle in the ordinary course.

                  (b) If New Globalstar is a limited partnership or a limited liability company, the Debtors are hereby authorized to distribute to participants under the Employee Retention Program, cash in an aggregate amount not to exceed $2,223,184 on the Effective Date.

          Allocation:      The Debtors' senior management shall have absolute
                           discretion as to allocation of all payments under the Employee Retention Program; provided, that (i) such allocations shall be consistent with the schedule provided to the Creditors Committee on May 6, 2002 and (ii) if an employee for any reason becomes ineligible to receive payments under the Employee
                           Retention Program, including without limitation due to termination of employment prior to the Effective
                           Date, the payments allocated to such employee under the Employee Retention Program may not be reallocated or distributed under the Employee Retention Program.

      Condition to
      Subsequent
      Distributions:       The Debtors shall use their best faith efforts to
                           satisfy the satellite construction contract requirements in connection with their application for a 2GHz license from the Federal Communications
                           Commission.

D.    CREDITORS COMMITTEE

                  On March 6, 2002, the United States Trustee, pursuant to
Section 1102 of the Bankruptcy Code, appointed a Statutory Committee of unsecured creditors in the Reorganization Cases. The Creditors Committee was initially comprised of the following members:

                  (i)      Columbia Ventures Corp.;

                  (ii)     Loeb Partners Corp.;

                  (iii)    Stonehill Capital Management, LLC;

                  (iv)     Blue River LLC;

                  (v)      The Bank of New York, as Indenture Trustee;

                  (vi)     Lockheed Martin Corporation; and

                  (vii) Ericsson Mobile Communications (U.K.) Ltd. (this entity subsequently resigned from the Creditors Committee).

E.        NEW MONEY INVESTMENT

                  On April _, 2002, the Debtors executed an engagement letter to retain Jefferies & Company, Inc. ("Jefferies"), subject to Bankruptcy Court approval, as their financial advisors. The Debtors intend to formally request Bankruptcy Court authorization of, and anticipate that the Bankruptcy Court will enter an order approving, the retention of Jefferies in such capacity. Jefferies will assist the Debtors in evaluating, structuring, and negotiating a complete or partial refinancing, repurchase, restructuring of, or amendment or modification to, any indebtedness and is expected to participate in the development of the Debtors' proposed plan of reorganization.

                  As contemplated by the Plan Support Agreement and the MOU, the Debtors, with the assistance of Jefferies, are currently engaged in active discussions with several potential new investors.

                  VI.      THE PLAN OF REORGANIZATION

                   The Plan provides for a major restructuring of the Debtors' liabilities in a manner designed to maximize recoveries to all stakeholders and to enhance the financial viability of New Globalstar.

                   The Debtors believe the Plan will (i) enable the Debtors to more effectively pursue their business strategy, (ii) provide the best opportunity for recoveries for the holders of General Unsecured Claims and all other Claims, and (iii) afford the Debtors the opportunity and ability to continue in business as viable going concerns and preserve ongoing employment for the Debtors' employees.

                   The Plan is attached hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                   The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the provisions of the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration, thereby giving effect to the different rights of holders of Claims and Equity Interests in each Class.

          1.       ADMINISTRATIVE CLAIMS

                   Administrative Claims are Claims constituting any right to payment constituting a cost or expense of administration of the Reorganization Cases under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or for the acquisition or lease of their properties, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, (e) any fees or charges assessed against the estate of the Debtors under section 1930, chapter 123, title 28, United States Code, including any post-Confirmation Date and post-Effective Date fees and charges, (f) any claims treated as Administrative Claims in accordance with the Plan, and (g) all Intercompany Claims incurred after the Petition Date that are accorded priority pursuant to section
364(c)(1) of the Bankruptcy Code or the Cash Management Order.

                   Except to the extent that any entity entitled to payment of any Administrative Claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each holder of an Administrative Claim shall receive Cash in an amount equal to such Administrative Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by New Globalstar in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

         2.       COMPENSATION AND REIMBURSEMENT CLAIMS

                  Compensation and reimbursement Claims are Administrative Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code (the "Compensation and Reimbursement Claims"). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

                  Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim shall (a) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the date of such allowance, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and New Globalstar.

          3.      PRIORITY TAX CLAIMS

                  Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at __% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing such Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Debtor and the holder of the Priority Tax Claim; provided, however, that the Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

          4.       CLASS 1 - PRIORITY CLAIMS

                  Priority Claims are Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims). Such Claims include unpaid Claims for (a) accrued employee compensation earned within 90 days prior to the Petition Date to the extent of $4,650 per employee and (b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,650, less (ii) the aggregate amount paid to such employees from the estate for wages, salaries or commissions during the 90 days prior to the Petition Date.

                  Pursuant to the Plan, except to the extent that a holder of an Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Priority Claim shall receive in full and complete settlement, satisfaction and discharge of its Priority Claim, Cash in an amount equal to such Other Priority Claim on the later of the Effective Date or as soon thereafter as is practicable.

          5.      CLASS 2 - CONVENIENCE CLAIMS

                  Convenience Claims are Unsecured Claims against any Debtor, other than Senior Note Claims, that otherwise would be classified in Class 4, but with respect to each such Claim either (a) is equal to or less than ____% or
(b) is reduced to $________ pursuant to an election by the claim holder made on the Ballot provided for voting on the Plan by the Voting Deadline.

                  Pursuant to the Plan, on the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Claim or Claims in Class 2 will receive Cash equal to the aggregate amount of such Claims (as reduced, if applicable, pursuant to an election by the holder thereof in accordance with
Section IV.C.1 of the Plan).

          6.      CLASS 3 - SECURED CLAIMS

                  Secured Claims consist of any Claim against a Debtor that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

                  Pursuant to the Plan, on the Effective Date, unless otherwise agreed to by a Claim holder and the applicable Debtor, each holder of an Allowed Claim in Class 3 will receive treatment on account of such Allowed Claim in the manner set forth in Option A or B below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A in a certification Filed prior to the conclusion of the Confirmation Hearing.

                  Option A: Allowed Claim in Class 3 with respect to which the applicable Debtor elects Option A will be paid in Cash, in full, by New Globalstar, unless the holder of such Claim agrees to less favorable treatment.

                  Option B: Allowed Claims in Class 3 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

          7.      CLASS 4 - GENERAL UNSECURED CLAIMS

                  The General Unsecured Claims consist of all Claims other than Secured Claims, Administrative Claims, Priority Tax Claims, Priority Claims and Intercompany Claims. General Unsecured Claims include, without limitation, Senior Note Claims, Loral Claims, Vendor Financing Claims, Prepetition Credit Facility Claims, Executory Contracts or Unexpired Leases Claims, Trade Claims, and Tort Claims.

                  Pursuant to the Plan, on the Effective Date, each holder of an Allowed Claim in Class 4 will be treated pari passu, and will receive, in full satisfaction of such Allowed Claim, its Pro Rata share, based upon the amount of each holder's Allowed Claim, of __ shares of New Globalstar Common Stock (subject to the operation of Section _ of the Plan).

                   Pursuant to Section _ of the Plan, any holder of an Allowed Claim in Class 4 that makes a Release Election (see _ below) must forfeit 22.5% of the aggregate New Globalstar Common Stock to which it would otherwise be entitled as a condition to receipt of a release pursuant to Section V.C of the Plan. Any such forfeited New Globalstar Common Stock will be allocated Pro Rata to the holders of Allowed Claims in Class 4 that have not elected to make a Release Election. _______ shares of New Globalstar Common Stock shall represent 97% of the outstanding shares of New Globalstar on the Effective Date prior to dilution for any Dilution Event.

          8.       CLASS 5 - INTERCOMPANY CLAIMS

                   Intercompany Claims consist of any Claim by a Globalstar Entity against a Debtor that is not an Administrative Claim.

                   Pursuant to the Plan, no property will be distributed to or retained by the Globalstar Entities on account of Claims in Class 5, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 5 Claims, each of the Globalstar Entities holding an Intercompany Claim in Class 5 will be deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          9.       CLASS 6 - GLP PARTNERSHIP INTERESTS

                   GLP Partnership Interests consist of the ordinary partnership interests and both classes of redeemable preferred partnership interests in GLP (including all ordinary partnership interests which are reserved to provide for purchases of interests by GTL upon exercise of options or warrants to purchase GTL common stock).

                   Pursuant to the Plan, no property will be distributed to or retained by the holders of Allowed Interests in Class 6, and such Interests will be canceled on the Effective Date. Each holder of the GLP Partnership Interests in Class 6 will be deemed to have rejected the Plan and is not entitled to accept or reject the Plan.

          10.      CLASS 7 - INSURED CLAIMS

                   Insured Claims consist of any Claims against any of the Debtors arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is payable, in whole or in part, by an insurance policy.

                   Pursuant to the Plan, no property will be distributed to or retained by the holders of Allowed Interests in Class 7. Rather, each holder of an Allowed Insured Claim is only entitled to payment from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Each holder of an Insured Claim in Class 7 shall be entitled to vote to accept or reject the Plan.

 B.       SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEE'S CLAIMS

                   In full satisfaction of the Indenture Trustee's Claims, including Claims secured by the Indenture Trustee's charging lien under the Prepetition Indenture, the Indenture Trustee will receive from New Globalstar Cash equal to the amount of such Claims in accordance with the procedures established in Section IV.E.3 of the Plan, and any charging lien held by the Indenture Trustee will be released as of the Effective Date, subject to the provisions of Section IV.D of the Plan. Distributions received by holders of Allowed Claims in respect of Senior Notes pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustee's Claims.

                  Within 30 days after the Effective Date, the Indenture Trustee will submit to the New Globalstar appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee in connection with the Reorganization Cases through the Effective Date, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred following the Effective Date. Within ten Business Days after receiving this documentation, New Globalstar will place the amount of the Indenture Trustee's identified fees and expenses (including any reasonable estimated fees and expenses) in a segregated, interest bearing money market account. The Indenture Trustee's fees and expenses will be paid from this segregated account solely in accordance with the procedures set forth in Section IV.D of the Plan.

                  The Confirmation Order will provide that the Indenture Trustee's charging lien will attach solely to the Cash placed in the segregated account established pursuant to Section IV.D.2 of the Plan until the funds in that account are distributed in accordance with Section IV.D of the Plan.

                  No later than 30 days after New Globalstar funds the segregated account pursuant to Section IV.D.2 of the Plan, the Indenture Trustee will (a) File a motion with the Bankruptcy Court seeking approval of its fees and expenses incurred through the Effective Date under the terms of the Prepetition Indenture and (b) serve such motion on New Globalstar, the record holders of the Senior Notes as of the Distribution Record Date and the United States Trustee. The Bankruptcy Court will approve the fees and expenses requested in such motion to the extent that such amounts are reasonable and appropriate under the terms of the Prepetition Indenture, which, notwithstanding the cancellation of the Prepetition Indenture pursuant to Section V.E. of the Plan, will govern this determination. The Indenture Trustee's request for approval of its fees and expenses will not be subject to the additional standards contained in section 503(b) of the Bankruptcy Code. Promptly upon approval by the Bankruptcy Court, the Indenture Trustee's approved fees and expenses for the period prior to the Effective Date will be treated as Allowed Claims and will be paid from the segregated account established pursuant to
Section IV.D.2 of the Plan, plus any interest earned thereon.

                  The Indenture Trustee's fees and expenses for the period after the Effective Date will be paid by New Globalstar on each Quarterly Distribution Date from the funds in the segregated account established pursuant to Section IV.D.2 of the Plan, plus any interest earned thereon, without any further approval of the Bankruptcy Court, upon the receipt of appropriate supporting documentation from the Indenture Trustee; provided, however, that, if New Globalstar and the Indenture Trustee cannot agree on the amount of the reasonable fees and expenses for a particular period, the Indenture Trustee may File a motion within 30 days after the applicable Quarterly Distribution Date seeking a determination by the Bankruptcy Court of the Allowed amount of such fees and expenses. The Bankruptcy Court will approve the fees and expenses requested in any such motion to the extent that such amounts are reasonable and appropriate under the terms of the Prepetition Indenture, which, notwithstanding the cancellation of the Prepetition Indenture pursuant to Section V.E. of the Plan, will govern this determination. Promptly upon approval by the Bankruptcy Court, the Indenture Trustee's approved fees and expenses for the applicable period will be paid from the segregated account established pursuant to Section IV.D.2 of the Plan, plus any interest earned thereon.

                  Any amounts remaining in the segregated account established pursuant to Section IV.D.2 of the Plan on the later of (a) the date that all of the Indenture Trustee's fees and expenses have been paid, as certified by the Indenture Trustee in a written notice to New Globalstar, and (b) the second anniversary of the Effective Date will be immediately returned to New Globalstar.

                  If the funds in the segregated account established pursuant to
Section IV.D.2 of the Plan are insufficient to satisfy all of the Indenture Trustee's fees and expenses incurred after the Effective Date or if the segregated account otherwise is closed pursuant to Section IV.D.6 of the Plan, the Indenture Trustee may seek the payment of any additional amounts directly from New Globalstar in accordance with the procedures described in Section IV.D.5 of the Plan.

C.       IMPLEMENTATION OF THE PLAN

         1.       CHANGES TO ORGANIZATIONAL STRUCTURE

                  a.       TRANSFER OF ASSETS TO NEW GLOBALSTAR

                   (i) On the Effective Date, each of GLP and the GLP Subsidiary Debtors will assign, transfer, and deliver to New Globalstar, free and clear of all liens, claims, and encumbrances (including all Claims), all of its respective right, title, and interest in, to, and under all rights, properties, and assets of every kind and character and description wherever located and whether tangible or intangible, real or personal, or fixed or contingent then owned, held, used, licensed, conceived, or developed by it.

                   (ii) On the Effective Date, L/Q Licensee will transfer to New Globalstar the FCC License.

                   (iii) On the Effective Date, and subject to the terms and conditions of, a Contribution Agreement between Loral and New Globalstar, Loral will assign, transfer, and deliver to New Globalstar, free and clear of all liens, claims, and encumbrances (including all Claims), all right, title, and interest in and to, or will cause the appropriate affiliates thereof to, the 49.9% of ATSS/Loral and 49% of GLSC not owned by Globalstar.

                  b.       RESTRUCTURING TRANSACTIONS

                   (i) On or after the Confirmation Date, the applicable Debtors shall effectuate the Restructuring Transactions, which shall include, among other things, the transactions described in Exhibit A-106 to the Plan, and may take such other actions as may be necessary or appropriate to effect a restructuring of their respective businesses or to simplify the overall corporate structural of the Debtors. Such transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors to be necessary or appropriate. The actions to effect these transactions may include: (A) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (B) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (C) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (D) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

                   (ii) The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Debtors vesting in New Globalstar or a wholly-owned subsidiary of New Globalstar. In each case in which New Glob&tar or a wholly-owned subsidiary of New Globalstar is a successor to a Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor.

                   c. CANCELLATION OF GLP PARTNERSHIP INTERESTS AND DISSOLUTION OF GLP

                   On the Effective Date, all GLP Partnership Interests will be cancelled for no consideration. On or as promptly as practicable following the Effective Date, GLP will be dissolved.

                   d. CANCELLATION OF COMMON STOCK OF GLP SUBSIDIARY DEBTORS AND
                DISSOLUTION OF GLP SUBSIDIARY DEBTORS.

                   On the Effective Date, all Common Stock of the GLP Subsidiary Debtors will be cancelled for no consideration. On or as promptly as practicable following the Effective Date, the GLP Subsidiary Debtors will be dissolved.

          2.       ISSUANCE AND RESERVATION OF NEW GLOBALSTAR COMMON STOCK

                   a. ISSUANCE OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR
                GENERAL UNSECURED CREDITORS AND LORAL

                   On the Effective Date, New Globalstar shall issue ______ shares of the New Globalstar Common Stock on account of the General Unsecured Claims (including Allowed and Disputed Claims) in Class 4 and _____ shares of the New Globalstar Common Stock to Loral on account of the contribution of the Loral Canadian Interest, which will represent 97% and 3%, respectively, of the New Globalstar Common Stock outstanding on the Effective Date prior to dilution for any Dilution Event.

                   b. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR
                IGO OPTION PLAN

                   On the Effective Date, New Globalstar will reserve _______ shares of New Globalstar Common Stock for issuance upon the exercise of options to be issued by New Globalstar to IGOs to purchase up to 5% of the New Globalstar Common Stock, any Dilution Event. All other terms and conditions with respect to the IGO Option Plan on terms and subject to conditions to be determined by the board of directors of New Globalstar.

                   c. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR
                MANAGEMENT OPTION PLAN

                   On the Effective Date, New Globalstar will reserve ________ shares of New Globalstar Common Stock for issuance upon the exercise of options issued by new Globalstar to management personnel (including Russell Mack, in his capacity as the Chairman of the Management Committee) to purchase an aggregate of up to 10% of the New Globalstar Common Stock outstanding on a fully diluted basis. All other terms and conditions, including the amount, the exercise price, the timing, and the vesting schedule, with respect to the Management Option Plan shall be determined by the Board of Directors of New Globalstar.

                   d. RESERVATION OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR
                EMPLOYEE RETENTION PROGRAM

                  On the Effective Date, New Globalstar will reserve ______ shares of New Globalstar Common Stock for issuance pursuant to the Employee Retention Program, but only to the extent that the conditions to the Employee Retention Program for issuance of equity interests thereunder are satisfied.

                   e. RIGHTS OFFERING

                  On the Effective Date, New Globalstar will reserve _______ shares of New Globalstar Common Stock for issuance upon the exercise of rights to be issued by New Globalstar in the Rights Offering to holders of capital stock of GTL and holders of Claims in Class 4 that are Allowed Claims prior to the commencement of the Rights Offering. [As promptly as practicable after the Effective Date,] New Globalstar will file with the Securities and Exchange Commission a registration statement, on the appropriate form, under the Securities Act to effect the Rights Offering and will use its commercially reasonable efforts to have the registration statement declared effective as promptly practicable thereafter. The Rights Offering will be made on substantially the terms set forth in Exhibit A-108 of the Plan.

                   f. ISSUANCE OF SHARES OF NEW GLOBALSTAR COMMON STOCK FOR
                LENDER(S) UNDER THE EXIT FACILITY

                  To the extent that, as of the Effective Date, the Exit Facility shall have been entered into by New Globalstar and the lender(s) under the Exit Facility, New Globalstar shall, on the Effective Date, issue ______ shares of the New Globalstar Common Stock for the account of the lender(s) of the Exit Facility.

          3.      GOVERNANCE OF NEW GLOBALSTAR

                   a. CONSTITUENT DOCUMENTS. As of the Effective Date, the certificate of incorporation and the bylaws of New Globalstar will be substantially in the forms of Exhibits V.A.3.a.l and V.A.3.a.2 of the Plan, respectively. The certificate of incorporation of New Globalstar, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and will authorize the issuance of New Globalstar Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, New Globalstar may amend and restate its certificate of incorporation or bylaws as permitted by the General Corporation Law of the State of Delaware, subject to the terms and conditions of such constituent documents.

                   b. BOARD COMPOSITION OF NEW GLOBALSTAR; GOVERNANCE. As of the Effective Date, the initial board of directors of New Globalstar will consist of five individuals as listed in Exhibit __ to the Plan, three to be designated by the Creditors Committee and two to be designated by Loral (including Russell Mack as one of such designees), with full designation to occur not later than the Confirmation Hearing Date.

          If the QUALCOMM/Globalstar New Contracts have been signed prior to the Confirmation Hearing Date, the board of directors of New Globalstar will consist of five individuals, three to be designated by the Creditors Committee, one to be designated by Loral (which will be Russell Mack) and one to be designated by QUALCOMM, with full desibmation to occur not later than the Confirmation Hearing Date.

                   c. MANAGEMENT OF NEW GLOBALSTAR

                  (i) As of the Effective Date, New Globalstar and Loral will enter into a Management Services Agreement in substantially the form of Exhibit V.A.3.c.(i) to the Plan, which provides that the operating management of New Globalstar will be directed by a Management Committee formed by Loral;

                  (ii) Through the management committee, Loral will provide strategic direction as well as operating management in connection with the day-to-day operations of New Globalstar in a fashion consistent with the exercise of management, oversight and review functions previously performed for Globalstar by Loral through LQP;

                  (iii) The Chairman of the management committee will be Russell Mack, who will have general control of and supervision over the business and affairs of New Globalstar; and

                  (iv) The CEO and other officers of New Globalstar will report to the management committee, which will be subject to the authority of, and report to, the board of directors of New Globalstar on all matters.

          4.      PRESERVATION OF RIGHTS OF ACTION AND RELEASES

                  a. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND NEW GLOBALSTAR

                  Except as provided in the Plan or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, New Globalstar will retain and may enforce any and all Actions that any Debtor or Estate may hold against any entity, including the actions for equitable subordination and recharacterization of claims and the Recovery Actions against any Person or entity to the extent not released under Section V.C of the Plan. New Globalstar may pursue such retained Actions, as appropriate, in accordance with the best interests of New Globalstar. Further, New Globalstar retains its rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, no Causes of Action and/or Recovery Actions may be asserted against any Entity and/or Person released pursuant to the Plan and/or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan.

                  b. RESERVATION OF RIGHTS

                  Notwithstanding anything to the contrary herein, all rights of the parties of the MOU in respect of the following agreements shall be reserved in full: (i) the Strategic Agreement, dated as of March 23, 1994, between Loral/QUALCOMM Partnership, L.P. and Airtouch Communications (now Globalstar USA, LLC), (ii) the Memorandum of Understanding - US Government and Aviation between GUSA and Loral/QUALCOMM Partnership, dated as of November 1999, and
(iii) Globalstar Service Reseller Agreement between Globalstar USA, Inc. and Government Services, L.L.C., dated as of April 1, 2000.

          5.       RELEASES; INDEMNIFICATION

                   a.      RELEASES

                  (i)     Releases by Debtors, New Globalstar and Estates.

                   As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Debtors, in their individual capacities and as Debtors-in-Possession, for and on behalf of the Estates, and any Person or Entity that may assert a Cause of Action derivatively, shall release and discharge, absolutely, unconditionally, irrevocably and forever, and shall be permanently enjoined from any prosecution or attempted prosecution of, any and all Causes of Action and/or Recovery Actions arising from the beginning of time through the Effective Date against
 (i) any Representative, (ii) the Loral Entities, (iii) Vodafone, (iv) any member of the Creditors Committee, and (v) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors, including, without limitation, their management and operations, the Reorganization Cases or the Plan; provided, however, that the foregoing shall not operate as a waiver of or release from (x) subject to applicable rights of offset, if any, commercial claims, loans and trade obligations owed to the Debtors by the entities and Persons identified in subclauses (i) through
 (vi) of this Section and (y) the obligations of the Loral Entities described in subparagraphs (iii) and (v) of the "Contributing Service Providers" section of the MOU.

                   (ii)    Releases by Non-Debtor Subsidiaries

                   As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Non-Debtor Subsidiaries shall release and discharge, absolutely, unconditionally, irrevocably, and forever, shall covenant not to sue on account of, and shall be permanently enjoined from any prosecution or attempted prosecution of, any and all Causes of Action and/or Recovery Actions arising from the beginning of time through the Effective Date against (i) any Representative, (ii) the Loral Entities, (iii) Vodafone, (iv) any member of the Creditors Committee, and (v) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors, including, without limitation, their management and operations, the Reorganization Cases or the Plan, in any way directly or indirectly relating to or concerning the Debtors and/or the Non-Debtor Subsidiaries, including, without limitation, their management and operations, the Reorganization Cases or the Plan.

                   (iii)   Other Releases.

                   Each holder of a Claim (whether or not Allowed) against or Equity Interest in the Debtors, the Estates, and each Person participating in exchanges and distributions under or pursuant to the Plan, shall be enjoined from commencing and continuing any Cause of Action, employment of process or act to collect, offset or recover and shall release any Claim or Cause of Action arising from the beginning of time through the Effective Date against
 (i) the Debtors, (ii) any Representative, (iii) the Loral Entities, (iv) Vodafone, (v) any member of the Creditors Committee, and (vi) any other Person that makes a Release Election, in any way directly or indirectly relating to or concerning the Debtors, including, without limitation, their management and operations, the Reorganization Cases or the Plan.

                   b.      INDEMNITY

                   (i)     Indemnity by Non-Debtors

                   Notwithstanding the foregoing, in connection with the capitalization of New Globalstar, the Contributing Service Providers will be required to provide an indemnity from a creditworthy party for the benefit of GLP or New Globalstar and their affiliates, as applicable, with respect to any and all liabilities not expressly transferred to or assumed by New Globalstar.

                   (ii)    Indemnity by New Globalstar

                   Nothing contained in the Plan shall prohibit or in any manner limit the right or ability of any of the Debtors' officers, directors and members of the General partners Committee to enforce his, her, their or its rights against the insurer under any and all applicable policies of insurance (whether such policies were arranged and paid for by the Debtors or New Globalstar or by any Other Entity or Person or otherwise) and any and all such rights shall be and hereby are expressly preserved (i) to the extent of available insurance coverage and (ii) for purposes of defense and offset against any claims asserted against such officers, directors and members of the General Partners Committee; provided, however that such directors, officers and members of the General Partners Committee shall have no right to any affirmative recovery from the Debtors on account of indemnification claims that are not Allowed claims as of the Effective Date of the Plan.

                   c.      INJUNCTION RELATED TO RELEASES

                   Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold any Causes of Action and/or Recovery Actions against any of the Entities and Persons released pursuant to the provisions of the Plan are permanently enjoined, from and after the Confirmation Date, from the prosecution, whether directly, indirectly, derivatively or otherwise, of any such Causes of Action and/or Recovery Actions released, discharged, or terminated pursuant to the provisions of the Plan.

                   d.      SETOFF

                   To the extent amounts due to GLP from GCG in connection with the Gateway Procurement Contract are attributable to Loral's ownership interest in GCG, such amounts not to exceed $2.5 million shall be subject to offset against amounts otherwise payable prior to the Petition Date by GLP or any of its subsidiaries to Loral or any of its subsidiaries.

                   (i) Nothing contained herein shall prejudice (i) any rights of setoff held by Loral in respect of any claims by or against GLP or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights except as otherwise provided in Section V.C.4 of the Plan.

                   e.      NON-SEVERABLE

                   The release provisions of the Plan are an integral and material component of the compromises and settlements embodied in the Plan and are not severable from the other terms and provisions of the Plan.

         6. CONTINUATION OF CERTAIN EMPLOYEE, RETIREE AND WORKERS' COMPENSATION BENEFITS

            a. EMPLOYEE BENEFITS

                   From and after the Effective Date, New Globalstar intends to continue (or continue as modified or replaced) the Debtors' existing employee benefit policies, plans and agreements identified on Exhibit V.A.3.b of the Plan, including without limitation: (a) medical, dental, life, travel accident, and accidental death and dismemberment insurance; (b) paid leave

 (which incorporates sick, personal, military and jury duty leave) short-term disability pay, and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; (e) tuition assistance policies; (f) savings plan; (g) employee assistance program and (h) other optional employee-paid programs that may be available. Notwithstanding the foregoing, New Globalstar intends to continue sponsoring the Debtors' Pension Plan from and after the Effective Date and comply with all legal requirements applicable thereto. The Debtors' Pension Plans retain the right to seek available remedies under applicable law against New Globalstar arising from (a) the failure to comply with the minimum funding standards of the Internal Revenue Code and ERISA; (b) the failure to pay required premiums to the Chase Bank; (c) any unfunded benefit liabilities in the event of the termination of the Debtors' Pension Plan; or (d) any other violation of Title IV of the ERISA.

                  b.       RETIREE BENEFITS

                  From and after the Effective Date, New Globalstar will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement, or applicable nonbankruptcy law.

                  c.       WORKERS' COMPENSATION BENEFITS

                  From and after the Effective Date, New Globalstar will continue to reimburse the State of California as insurance carrier for the payment of Claims arising before or after the Petition Date under the Debtors' workers' compensation programs in which the Debtors participate in accordance with the Workers' Compensation Order.

         7. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION

            Except as provided in any contract, instrument, or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IV of the Plan, the Senior Notes, Prepetition Indenture, Vendor Financing Agreement, Prepetition Credit Facility and any other prepetition debt instruments will be canceled and of no further force and effect, without any further action on the part of any Debtor or New Globalstar. The GLP Partnership Interests shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VII.I of the Plan.

     8.     RELEASE OF LIENS

            Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section V.F of the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to New Globalstar and its successors and assigns.

          9. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

             The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or New Globalstar will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following shall not be subject to any stamp, real estate, transfer, mortgage recording, or other similar tax: (1) the issuance, transfer or exchange of New Globalstar Common Stock or other securities; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including, without limitations, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

D.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1. EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND ASSIGNED

                  a.  ASSUMPTION AND ASSIGNMENT GENERALLY

             Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the other Executory Contracts and Unexpired Leases listed on
Exhibit VI.A.1 to the Plan; provided, however, that New Globalstar reserves the right, at any time prior to the Effective Date, to amend Exhibit VI.A.l to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to VI.C of the Plan or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section VI.A.l of the Plan. New Globalstar will provide _ days' notice of any amendments to Exhibit VI.A.l and
Exhibit VI.C to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors Committee). Each contract and lease listed on Exhibit VI.A.l to the Plan will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit VI.A.1 to the Plan will not constitute an admission by a Debtor that such contract or lease (including any related agreements as described in Section VI.A.2 of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor has any liability thereunder.

                   b. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Each Real Property Executory Contract and Unexpired Lease listed on Exhibit VI.A.l to the Plan will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit VI.A.1 to the Plan, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section VI.C of the Plan and is listed on Exhibit VI.A.2 to the Plan.

                   c.      ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

                   As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections VI.A.2 of the Plan) to be held by New Globalstar in the Transactions contemplated by Section VI.A.3 of the Plan, will be deemed assigned to New Globalstar, pursuant to section 365 of the Bankruptcy Code.

                   d.      APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

                   The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in Section VI.A of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

                   e. PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                   To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of New Globalstar assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of New Globalstar or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases, New Globalstar may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash.

                   f. EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

                   On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section VI.A of the Plan (including any related agreements assumed pursuant to Section VI.A.3 of the Plan), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit VI.C to the Plan. Each contract and lease listed on Exhibit VI.C to the Plan will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit VI.C to the Plan will not constitute an admission by a Debtor that such contract or lease (including related agreements as described in Section VI.C of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on Exhibit VI.C to the Plan and not previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether such contract is listed on Exhibit VI.C to the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

          2.      OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

                   a. SUBJECT TO THE PROVISIONS OF SECTION ____ OF THE PLAN, THE OBLIGATIONS OF NEW GLOBALSTAR TO INDEMNIFY ANY PERSON SERVING AS ONE OF ITS DIRECTORS, OFFICERS, OR EMPLOYEES AS OF OR FOLLOWING THE PETITION DATE BY REASON OF SUCH PERSON'S PRIOR OR FUTURE SERVICE IN SUCH A CAPACITY OR AS A DIRECTOR, OFFICER OR EMPLOYEE OF ANOTHER CORPORATION, PARTNERSHIP OR OTHER LEGAL ENTITY, TO THE EXTENT PROVIDED IN THE APPLICABLE CERTIFICATES OF INCORPORATION, BYLAWS OR SIMILAR CONSTITUENT DOCUMENTS, BY STATUTORY LAW OR BY WRITTEN AGREEMENT, POLICIES, OR PROCEDURES OF OR WITH ANY APPLICABLE DEBTOR OR DEBTOR IN POSSESSION, WILL BE DEEMED AND TREATED AS EXECUTORY CONTRACTS THAT ARE ASSUMED BY THE APPLICABLE DEBTOR PURSUANT TO THE PLAN AND SECTION 365 OF THE BANKRUPTCY CODE AS OF THE EFFECTIVE DATE. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date but only (a) to the extent of available D&O insurance coverage and (b) for purposes of defense and offset against any claims asserted against such officers and directors; provided, however, that such directors and officers shall have no right to receive any affirmative recovery from any Debtor on account of such indemnification claims that are not Allowed Claims as of the Effective Date of the Plan.

          3.      CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

                  Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

E.        PROVISIONS GOVERNING DISTRIBUTIONS

          1.      DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

                  a.    DISTRIBUTIONS TO BE MADE ON THE EFFECTIVE DATE

                  Except as otherwise provided in Section VIII of the Plan, distributions of Cash or New Globalstar Common Stock to be made on the Effective Date to holders of Claims that are Allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 45 days after the Effective Date or (b) such later date when the applicable conditions of Section _____ of the Plan (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VII, D.2 (regarding undeliverable distributions) or Section VII.I of the Plan (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VIII.E of the Plan.

          2.      METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                  New Globalstar or a Disbursing Agent that New Globalstar may employ in its sole discretion will make all distributions of Cash, New Globalstar Common Stock and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. New Globalstar may, at its option, employ the Indenture Trustee to act as the Disbursing Agent in respect of Class 4 Claims.

          3.      COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO
                  DISTRIBUTIONS

                  Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from New Globalstar, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with New Globalstar and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

          4. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

                  a.       DELIVERY OF DISTRIBUTIONS

                  (i)      Generally

                  Except as provided in Article VIII of the Plan, distributions to holders of Allowed Claims will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims, (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim, or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

                  (ii) Special Provisions for Distributions to Holders of Senior Note Claims

                  Subject to the requirements of Section VII.I of the Plan, distributions to holders of Allowed Senior Note Claims will be made by a Disbursing Agent to the record holders of the Senior Notes as of the Distribution Record Date, as identified on a record holder register to be provided to the Disbursing Agent by the Indenture Trustee within five Business Days after the Distribution Record Date. This record holder register (i) will provide the name, address and holdings of each respective registered holder of Senior Notes as of the Distribution Record Date and (ii) must be consistent with the Indenture Trustee's Allowed proof of Claim. Each entry on the record holder register will be treated as an Allowed Class 4 Claim for purposes of distributions made pursuant to Article VII of the Plan.

                  b.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                  (i) Holding and Investment of Undeliverable Distributions; Undelivered New Globalstar Common Stock

                           (a) If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VI.I of the Plan, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to Section VII.D.2 of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash (including dividends or other distributions on account of undeliverable New Globalstar Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable Cash will invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Undeliverable New Globalstar Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           (b) On each anniversary of the Effective Date that undeliverable distributions are being held on behalf of holders of Senior Note Claims, the applicable Disbursing Agent will File with the Bankruptcy Court a list identifying all such holders.

                  (ii)     After Distributions Become Deliverable

                  On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable, a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Globalstar Common Stock included in such distribution.

                  (iii)    Failure to Claim Undeliverable Distributions

                  Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
 (ii) the last date on which a distribution was deliverable to such holder will have its Claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against New Globalstar or its property. In such cases with respect to Allowed Claims in Class 4, (i) unclaimed Cash and New Globalstar Common Stock will be retained for redistribution to holders of Allowed Claims in such Class, pursuant to Section VIII.E of the Plan, and (ii) for purposes of this redistribution, each Allowed Claim in Class 4 for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed Cash will become property of New Globalstar, free of any restrictions thereon. Nothing contained in the Plan will require any Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

          5.      DISTRIBUTION RECORD DATE

                  a. AS OF THE CLOSE OF BUSINESS ON THE DISTRIBUTION RECORD DATE, THE RESPECTIVE TRANSFER REGISTERS FOR THE SENIOR NOTES, AS MAINTAINED BY THE DEBTORS OR THE INDENTURE TRUSTEE, WILL BE CLOSED. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Senior Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Senior Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

                  b. EXCEPT AS OTHERWISE PROVIDED IN A FINAL ORDER OF THE BANKRUPTCY COURT, THE TRANSFEREES OF CLAIMS IN CLASS 4 THAT ARE TRANSFERRED PURSUANT TO BANKRUPTCY RULE 3001 ON OR PRIOR TO THE DISTRIBUTION RECORD DATE WILL BE TREATED AS THE HOLDERS OF SUCH CLAIMS FOR ALL PURPOSES, NOTWITHSTANDING THAT ANY PERIOD PROVIDED BY BANKRUPTCY RULE 3001 FOR OBJECTING TO SUCH TRANSFER HAS NOT EXPIRED BY THE DISTRIBUTION RECORD DATE.

          6.      MEANS OF CASH PAYMENTS

                  Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in United States currency by checks drawn on a domestic bank selected by the applicable Debtor or New Globalstar or, at the option of the applicable Debtor or New Globalstar, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          7.      TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

                  a.       ALLOWED CLAIMS IN CLASSES OTHER THAN CLASS 4

                  Subject to Section VII.A of the Plan, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 4 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VIII.E of the Plan, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

                  b.       ALLOWED CLAIMS IN CLASS 4; FRACTIONAL SHARES

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Globalstar Common Stock will be issued. When any distribution on account of an Allowed Claim in Class 4 would otherwise result in the issuance of a number of shares of New Globalstar Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Globalstar Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided in lieu of fractional shares that are rounded down. Each share of New Globalstar Common Stock distributed pursuant to the Plan will be accompanied by certain purchase rights in the Rights Offering.

                  c.       COMPLIANCE WITH TAX REQUIREMENTS

                  (i) In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  (ii) Notwithstanding any other provision of the Plan, each Entity receiving a distribution of Cash or New Globalstar Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

         8.       SETOFFS

                  a. NOTHING CONTAINED HEREIN SHALL PREJUDICE (i) ANY RIGHTS OF SETOFF HELD BY LORAL IN RESPECT OF ANY CLAIMS BY OR AGAINST GLP OR ANY OF ITS AFFILIATES, NOR (ii) THE RIGHT, IF ANY, OF ANY PARTY TO CONTEST ANY SUCH ALLEGED SETOFF RIGHTS EXCEPT AS OTHERWISE PROVIDED IN SECTION VII.G.8 OF THE PLAN.

                  b. AS OF THE DATE THAT THE QUALCOMM/GLOBALSTAR NEW CONTRACTS ARE SIGNED, QUALCOMM'S FIXED, LIQUIDATED AGGREGATE CLAIM AGAINST GLOBALSTAR SHALL BE ESTIMATED. The estimate shall exclude contingent and unliquidated amounts owing to QUALCOMM under executory or other contracts. Nothing herein shall prejudice (i) any rights of set off held by QUALCOMM in respect of any claims by or against GLP or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights.

                  c. EXCEPT WITH RESPECT TO CLAIMS OF A DEBTOR RELEASED PURSUANT TO THE PLAN OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO OR DELIVERED IN CONNECTION WITH THE PLAN OR AS OTHERWISE PROVIDED IN SECTION V.C OF THE PLAN, THE DEBTORS OR, AS INSTRUCTED BY THE APPLICABLE DEBTOR, A DISBURSING AGENT MAY, PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR APPLICABLE NONBANKRUPTCY LAW, SET OFF AGAINST ANY ALLOWED CLAIM AND THE DISTRIBUTIONS TO BE MADE PURSUANT TO THE PLAN ON ACCOUNT OF SUCH CLAIM (BEFORE ANY DISTRIBUTION IS MADE ON ACCOUNT OF SUCH CLAIM) THE CLAIMS, RIGHTS, AND CAUSES OF ACTION OF ANY NATURE THAT THE APPLICABLE DEBTOR MAY HOLD AGAINST THE HOLDER OF SUCH ALLOWED CLAIM; PROVIDED, HOWEVER, THAT NEITHER THE FAILURE TO EFFECT A SETOFF NOR THE ALLOWANCE OF ANY CLAIM HEREUNDER WILL CONSTITUTE A WAIVER OR RELEASE BY THE APPLICABLE DEBTOR OF ANY CLAIMS, RIGHTS, AND CAUSES OF ACTION THAT THE DEBTOR MAY

          POSSESS AGAINST SUCH A CLAIM HOLDER.

          9.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                   As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities, or other documentation canceled pursuant to Section VI.E of the Plan, the holder of such Claim must tender, as specified in this Section, the applicable notes, instruments, securities, or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VII.D.2 of the Plan.

                   a.      TENDER OF SENIOR NOTES

                   Except as provided in Section VII.I.2 of the Plan for lost, stolen, mutilated, or destroyed Senior Notes, each holder of an Allowed Senior Note Claim must tender the applicable Senior Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Senior Notes to act and the authenticity of any signatures required thereon. All surrendered Senior Notes will be marked as canceled and delivered to New Globalstar.

                   b.    LOST, STOLEN, MUTILATED, OR DESTROYED SENIOR NOTES

                   Any holder of an Allowed Senior Note Claim with respect to which the underlying Senior Note has been lost, stolen, mutilated, or destroyed must, in lieu of surrendering such Senior Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and New Globalstar, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Senior Note. Upon compliance with Section VII.I.2 of the Plan by a holder of an Allowed Senior Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Senior Note.

                   c.    FAILURE TO SURRENDER SENIOR NOTES

                   Any holder of an Allowed Senior Note Claim that fails to surrender or be deemed to have surrendered the applicable Senior Notes within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Senior Note Claim discharged and will be forever barred from asserting any such Claim against New Globalstar or its property. In such case, any Cash or New Globalstar Common Stock held for distribution on account of such Senior Note Claim will be treated pursuant to the provisions set forth in Section VII.D.2 of the Plan.

 F.       PROCEDURES FOR RESOLVING DISPUTED CLAIMS UNDER THE PLAN

          1.       PROSECUTION OF OBJECTIONS.

                   On and after the Effective Date, New Globalstar will have the authority and exclusive right to file, settle, compromise, withdraw, or litigate to judgment objections to the allowance of Claims and Equity Interests, whether arising before or after the Commencement Date, Filed with the Bankruptcy Court to which New Globalstar, as agent for the Debtors, disputes liability in whole or part. Unless another date is established by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be filed and served on the holders of such Claims and Equity Interests by the later of (i) the Effective Date and (ii) sixty days after proof of such Claim or Equity Interest is filed by the holder thereof.

         2.       NO DISTRIBUTIONS PENDING ALLOWANCE.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.

         3.       DISPUTED ADMINISTRATIVE CLAIMS CASH RESERVE.

                  a. ESTIMATION. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Administrative Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated Administrative Claim not otherwise treated under the Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under the Plan, if such Claim is Allowed in whole or part.

                  b. CREATION OF RESERVE. On the Effective Date, the Disbursing Agent shall deposit in one or more segregated accounts as the Disputed Administrative Claims Cash Reserve an amount of Cash required to pay in full all Disputed Administrative Claims without interest thereon. The Cash held in the Disputed Administrative Claims Cash Reserve shall be held in trust for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto.

         4.       DISPUTED CLAIMS EQUITY RESERVE.

                  a. ESTIMATION. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed General Unsecured Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated General Unsecured Claim, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of the Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under the Plan, if such Claim is Allowed in whole or part.

                  b. CREATION OF RESERVE. On the Effective Date, the Disbursing Agent shall transfer to the Disputed Claims Equity Reserve that number of shares of New Globalstar Common Stock to be issued on the Effective Date to holders of Disputed General Unsecured Claims that would be distributable on account of the aggregate amount of Disputed General Unsecured Claims as if they were Allowed General Unsecured Claims against the Debtors in their respective Maximum Allowable Amounts on the Effective Date. Those shares held in the Disputed Claims Equity Reserve, along with any dividends or other distributions accruing with respect thereto, shall be held in trust for the holders of Disputed General Unsecured Claims as of the Effective Date pending determination of their entitlement thereto. Each holder of a Disputed General Unsecured

          Claim as of the Effective Date entitled to be distributed New Globalstar Common Stock shall not have the rights of holders (including voting rights) with respect to such interests until such time, if any, that such interests are released to such holder. For all purposes, the Disbursing Agent shall be deemed to be the holder of all shares held in the Disputed Claims Equity Reserve pending their release therefrom; provided, however, that the Disbursing Agent shall abstain from exercising any and all voting rights in respect of the shares held in the Disputed Claims Equity Reserve unless otherwise ordered by the Bankruptcy Court on motion of a holder of a Disputed General Unsecured Claim as of the Effective Date.

                  c. TAX REPORTING. Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Disbursing Agent), the Disbursing Agent shall treat the Disputed Claims Equity Reserve as a single trust or fund, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (sections 641 et seq.) and subject to separate entity-level tax on any of its earnings, and, to the extent permitted by law, shall report consistently with the foregoing for state and local federal income tax purposes. All holders of General Unsecured Claims shall report, for tax purposes, consistently with the foregoing. In addition, the Disbursing Agent is hereby authorized, on behalf of the Disputed Claims Equity Reserve, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Disputed Claims Equity Reserve ending after the Effective Date through the termination of the Disputed Claims Equity Reserve in accordance with the Plan.

          5.      DISTRIBUTIONS AFTER ALLOWANCE.

                  Payments and distributions to each holder of a Disputed Claim or any other Claim that is not an Allowed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan, including the provision governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any shares that would have been distributed to such holder if the Claim had been an Allowed Claim on the Effective Date. In the case of a holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim, such distribution shall include a payment in Cash equal to any accrued dividends or other distributions with respect to the shares held in the Disputed Claims Equity Reserve on account of such holder's General Unsecured Claim.

          6.      DISTRIBUTIONS AFTER DISALLOWANCE.

                  a. DISPUTED ADMINISTRATIVE CLAIMS CASH RESERVE. To the extent that, after the Effective Date, a Disputed Administrative Claim is disallowed and expunged, in whole or part, then an amount equal to the amount reserved in the Disputed Administrative Claims Cash Reserve equal to the disallowed portion of such Claim together with any accrued net interest with respect thereto shall be transferred by the Disbursing Agent to New Globalstar.

                  b. DISPUTED CLAIMS EQUITY RESERVE. To the extent that, after the Effective Date, a Disputed General Unsecured Claim against any of the Debtors is disallowed and expunged, in whole or part, then the holders of Allowed General Unsecured Claims against the Debtors shall each be redistributed their respective share of the shares reserved in the Disputed Claims Equity Reserve on account of such disallowed Claim, and any dividends or other distributions accrued with respect thereto. Any redistribution of shares from the Disputed Claims Equity Reserve shall be made on the Quarterly Distribution Date (provided that there are at least _______ shares in the Disputed Claims Equity Reserve to distribute, except for a final distribution after all Disputed General Unsecured Claims are either Allowed or expunged) until all Disputed General Unsecured Claims have been Allowed or expunged, in whole or part, and no redistribution shall be made prior thereto. Any redistribution of shares to the holder of Allowed General Unsecured Claims from the Disputed Claims Equity Reserve shall be subject to the provisions of the Plan relating to distributions of fractional shares of New Globalstar Common Stock.

G.       SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to such order: (A) all assets and liabilities of the Debtors will be deemed merged; (B) all Secondary Liability Claims will be deemed eliminated so that any Claim against any Debtor and any Secondary Liability Claims related thereto will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect (i) the legal and corporate structures of New Globalstar, subject to the right of New Globalstar to affect restructurings as provided in Section V.A of the Plan; (ii) the New Globalstar Common Stock; and (iii) pre- and post-Effective Date guarantees that are required to be maintained (1) in connection with contracts or leases that were entered into during the Reorganization Cases or Executory Contracts and Unexpired Leases that have been or will be assumed or (2) pursuant to the Plan.

H.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
         THE PLAN

         1.       CONDITIONS TO CONFIRMATION

                  The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section X.C of the Plan:

                  a. THE CONFIRMATION ORDER WILL BE REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE DEBTORS AND THE CREDITORS COMMITTEE AND WILL

                  (i) approve the substantive consolidation of the Debtors as contemplated by Article IX of the Plan;

                  (ii) approve the releases as contemplated by Section V.C of the Plan;

                  (iii) decree that the transfers contemplated hereunder shall be free and clear of all Claims, liens and encumbrances, except as expressly provided herein;

                  (iv) decree that the Confirmation Order shall supersede any Bankruptcy

                           Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                  (v) authorize the implementation of the Plan in accordance with its terms; and

                  (vi) provide that pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax (including, without limitation, any mortgages, or security interest filings, to be recorded or filed in connection with Exit Facility).

                  b. THE CONFIRMATION HEARING HAS BEEN COMMENCED BY _____ __, 2002.

                  c. THE PLAN SHALL NOT HAVE BEEN AMENDED, ALTERED OR MODIFIED FROM THE PLAN AS FILED ON ______, 2002, UNLESS SUCH AMENDMENT, ALTERATION OR MODIFICATION HAS BEEN CONSENTED TO IN ACCORDANCE WITH SECTION _ OF THE PLAN.

                   d. A11 EXHIBITS TO THE PLAN ARE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE DEBTORS AND THE CREDITORS COMMITTEE.

                   e. THE LORAL ENTITIES' ALLOWED PREPETITION CLAIMS SHALL NOT EXCEED $1.0 BILLION.

                   f. QUALCOMM'S ALLOWED PREPETITION CLAIMS SHALL NOT EXCEED $______.

         2.       CONDITIONS TO THE EFFECTIVE DATE

                 The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section ___ of the Plan:

                  a. THE TRANSACTIONS CONTEMPLATED BY SECTION V.A OF THE PLAN SHALL HAVE BEEN CONSUMMATED.

                  (i) The Plan shall not have been amended, altered, or modified from the Plan as Filed on ________, 2002, unless such amendment, alteration, or modification has been consented to in accordance with Section XIV.C of the Plan, and all Exhibits to the Plan remain in form and substance reasonably satisfactory to the Debtors and the Creditors Committee.

                  (ii)     The Effective Date shall have occurred by _______,
                           2002.

                  (iii) All conditions precedent to the Confirmation Date have been satisfied and continue to be satisfied.

                  (iv) The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order.

                   (v) All actions and documents necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors, the Creditors Committee and Loral, and such actions and documents shall have been effected or executed and delivered.

          3.       WAIVER OF CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE

                   The conditions to Confirmation set forth in Sections X.A.___ and the conditions to the Effective Date set forth in Sections X.B.___ may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after three Business Days' written notice of such proposed waiver to and the prior written consent of the Creditors Committee and Loral. The failure to satisfy or waive a condition may be asserted (in writing to the Debtors, the Creditors Committee and Loral) by a party with the right to waive such condition, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by such party).

          4.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

                   If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section X.C of the Plan, then upon motion by the Debtors, the Creditors Committee or Loral made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is so vacated pursuant to this Section, (a) the Plan will be null and void in all respects, including with respect to: (i) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (ii) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Article VI of the Plan; and (iii) the substantive consolidation of the Debtors; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

 I.       CRAMDOWN

                   The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

 J.       DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION
          RIGHTS

          1.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

                   a. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after

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
cancellation of the GLP Partnership Interest: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

          b. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the GLP Partnership Interest and the issuance of the New Globalstar Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

 2.       INJUNCTIONS

          a. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against (whether or not Allowed) or Equity Interests in any of the Debtors or the Estates are, with respect to any such Claims (whether or not Allowed) or Equity Interests, permanently enjoined from and after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Estates, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law.

          b. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold any Causes of Action and/or any Recover Actions against any of the entities and Persons released pursuant to the provisions of the Plan are permanently enjoined from and after the Confirmation Date from the prosecution, whether directly, indirectly, derivatively or otherwise, of any such Causes of Action

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
          and/or any Recover Actions released, discharged, or terminated pursuant to the provisions of the Plan.

                  c. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section.

          3. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

                  a. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

                  b. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, and their respective property and Claim and Interest holders and is fair, equitable, and reasonable.

 K.       RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

                   a. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; the resolution of any objections to the allowance, priority, or classification of Claims or Interests; the resolution, and distributions to holders, of Disputed Claims; and the approval of the Indenture Trustee's fees and expenses pursuant to
          Section 1V.D of the Plan;

                   b. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

                   c. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any

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
Debtor is a party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

          d. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

          e. Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, including the Recovery Actions to the extent not released hereunder, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

          f. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

          g. Resolve any cases, controversies, suits, or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

          h. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into, delivered, or created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

          i. Issue injunctions, enforce the injunctions and releases contained in the Plan and the Confirmation Order, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

          j. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

          k. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          l. Enter a final decree closing the Reorganization Cases;

          m. Determine matters concerning state, local, and federal Taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

          n. To hear and determine all applications for award of compensation for services rendered by Professionals and reimbursement of such Professional's expenses relating to such services rendered and to resolve disputes relating to the payment by the Debtors of compensation for services rendered by Professionals and reimbursement of such Professional's expenses for post-Confirmation Date periods;

                  o. To hear and determine any disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

                  p. To hear and determine any other matter not inconsistent with the Bankruptcy Code; and

                  q. To enter a final decree closing the Reorganization Cases.

L.       MISCELLANEOUS PROVISIONS

         1.       DISSOLUTION OF THE CREDITORS COMMITTEE

                  The Creditors Committee shall be dissolved thirty days after the Effective Date subject to (i) any existing fiduciary duties as determined by the Bankruptcy Court, and (ii) its ability to file motions and objections with respect to, and to participate in hearings on, applications of Professionals for compensation for services rendered and reimbursement of related expenses and disputes relating to the payment by the Debtors of a Professional's post-confirmation invoice.

         2.       LIMITATION OF LIABILITY

                  In accordance with Section 1125 of the Bankruptcy Code, none of the Debtors, the members of the General Partner's Committee, New Globalstar, the Loral Entities, or the members of the Creditors Committee shall have or incur any liability to any Person or Entity whatsoever, including, without limitation, any holder of any Claim (whether or not Allowed) or Equity Interest, or any person or Entity participating in exchanges and distributions under or pursuant to the Plan, for any act or omission in connection with, or arising out of the Reorganization Cases, formulation, preparation, dissemination, or confirmation of the Plan, the consummation of the Plan or the administration of the Plan or property to be distributed pursuant to the Plan or any contract, instrument, release, or other agreement or document created or entered into, pursuant to or in connection with the Plan; provided, however, that the foregoing provisions of Section XIV.B of the Plan will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release, or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

         3.       MODIFICATION OF THE PLAN

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, upon not less than ten days' prior written notice to the Creditors Committee and the Loral Entities, the Debtors, as applicable, reserve the right to alter, amend, or modify the Plan before its substantial consummation; provided that no alteration, amendment, or modification of the Plan of any nature whatsoever may occur without the prior written consent of the Creditors Committee or the Loral Entities.

         4.       REVOCATION OF THE PLAN

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

                   The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

          5.       SEVERABILITY OF PLAN PROVISIONS

                   If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors Committee and to Loral Entities, if such alteration or interpretation would, in the reasonable good faith judgment of Loral, adversely affect any rights or obligations of any Loral Entities under the Plan or any documents or agreements to be executed in connection therewith. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

              VII.        CONFIRMATION AND CONSUMMATION PROCEDURE

                   Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       SOLICITATION OF VOTES

                   In accordance with sections 1126 and 1129 of the Bankruptcy Code, Class 2 (Convenience Claims), Class 4 (General Unsecured Claims), Class 5 (Intercompany Claims), and Class 6 (GLP Partnership Interests) are the only impaired Classes under the Plan. Claims in each of Class 1 (Priority Claims) and Class 3 (Secured Claims) will, pursuant to the Plan, be rendered unimpaired or Reinstated in accordance with section 1124 of the Bankruptcy Code. Accordingly, holders of Claims in Classes 1 and 3 are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code. Furthermore, holders of Claims in Classes 5 and 6 will receive no recovery under the Plan and are therefore deemed to have rejected the Plan. Accordingly, holders of Claims in Classes 1 and 3 are deemed to have accepted the Plan. Only holders of Claims in Class 2 and Class 4 are entitled to vote to accept or reject the Plan.

                   As to the classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

                   A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

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
B. THE CONFIRMATION HEARING

            The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for _____ ___, 2002, commencing at __:__ _.m. Eastern Time, before Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801, or such other location as the Bankruptcy Court directs. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court with a copy to Chambers, together with proof of service thereof, and served upon the following parties on or before_______, 2002 at __:__ _.m. Eastern Time:

        Globalstar, L.P.
        3200 Zanker Road
        San Jose, California 95134
        Attention William Adler, Esq.

        Jones, Day, Reavis & Pogue
        Attorneys for the Debtors
        222 E. 41st Street
        New York, New York 10017
        Attn: Paul D. Leake, Esq.

        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        Attorneys for The Official Committee of
        Unsecured  Creditors
        590 Madison Avenue
        New York, NY 10022
        Attention: Daniel H. Golden, Esq.

        Office of the United States Trustee
        844 King Street, Suite 2313
        Wilmington, Delaware 19801
        Attention: Mark S. Kenney, Esq.

             Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C. CONFIRMATION

            At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.

       1.  ACCEPTANCE


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
Classes 2 and 4 of the Plan are impaired under the Plan and entitled to vote to accept or reject the Plan. Classes 1 and 3 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan. Holders of Claims in Classes 5 and 6 will receive no recovery under the Plan and are therefore deemed to have rejected the Plan.

      2. UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

            To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors, and equity holders, as follows:

            -- Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

            -- Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its Allowed Claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

            -- Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or
                  (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

       3.    FEASIBILITY

            The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared projections of their financial performance for each of the [five fiscal years in the five-year period ending December 31, 2007 (the "Projection Period").] These projections, and the assumptions on which they are based, are included in the Projected Financial Information attached hereto as Exhibit E. Based upon such projections, the Debtors believe they will be able to make all payments and distributions required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

            The financial information and projections appended to the Disclosure Statement include for the five fiscal years in the Projection Period:

             [To Be Provided.]

            The projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan will occur on ________, 2002.

            The Debtors have prepared these financial projections based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit E. The financial projections have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the projections or the ability of the Debtors to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

       4.    BEST INTERESTS TEST

            With respect to the impaired Class of Claims, confirmation of the Plan requires that each holder of a Claim in such Class either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. A liquidation analysis is set forth as Exhibit I hereto. The analysis demonstrates that the Plan satisfies the best interests test inasmuch as each holder of Claim in each impaired Class shall receive under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

 D.    CONSUMMATION

            The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section X.B of the Plan, have been satisfied or waived pursuant to Section X.C of the Plan. For a more detailed discussion of the conditions precedent to the Effective Date of the Plan and the consequences of the failure to meet such conditions, see
Section X.D of the Plan.

            The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

                                 VIII. VALUATION

             The Debtors have been advised by Jefferies & Company, Inc. ("Jefferies") with respect to the estimated enterprise value of the Debtors. The Debtors have utilized Jefferies' valuation analysis for the purpose of determining value available for distribution to creditors pursuant to the Plan and the relative recoveries to creditors thereunder. A copy of the entire Jefferies valuation report is available for review upon execution of an appropriate confidentiality agreement, at the offices of the Debtors' attorneys, Jones, Day, Reavis & Pogue, at the address and telephone number listed on the cover page. You may arrange to view or receive a copy of the full valuation report during regular business hours by contacting Ms. Denise Sciabarassi at
(212) 326-3939.

            The valuation of the Debtors for purposes of the Plan is as of an assumed Effective Date of _________ ___, 2002 and is based on an enterprise valuation analysis (premised on publicly available information and information provided by the Debtors) undertaken by Jefferies in _________ 2002. The Debtors and Jefferies are not aware of any changes as of the date hereof that would materially alter or affect their analysis. Jefferies's enterprise valuation comprises the going concern value of the Debtors. Based upon the foregoing assumptions, the enterprise value of the Debtors was assumed for purposes of the Plan by the Debtors, based upon advice from Jefferies, to be approximately $____________.

            The foregoing valuation is based on a number of assumptions, including a successful reorganization of Debtors' businesses in a timely manner, the achievement of the forecasts reflected in the financial projections, the continuation of current market conditions through the Effective Date, and the Plan becoming effective in accordance with its terms.

            The estimated value does not purport to be an appraisal or necessarily reflect the value which may be realized if assets are sold. The estimated value represents a hypothetical enterprise value of the Debtors. Such estimate reflects the application of various valuation techniques and does not purport to reflect or constitute an appraisal, a liquidation value or an estimate of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of operating businesses such as those operated by the Debtors is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such businesses. AS A RESULT, THE ESTIMATE OF VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ANY ACTUAL OUTCOME, WHICH MAY BE MORE OR LESS FAVORABLE THAN THAT SET FORTH HEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE DEBTORS OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUE OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW GLOBALSTAR
COMMON STOCK UNDER THE PLAN IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. It should be noted that there presently is no trading market for New Globalstar Common Stock and there can be no assurance that such a trading market will develop.

            Jefferies has undertaken its enterprise valuation analysis for purposes of assisting the Debtors to determine the value available to distribute to creditors pursuant to the Plan and the relative recoveries to creditors thereunder. The analysis is based on the financial projections annexed hereto as Exhibit E, as well as current market conditions and statistics. [Jefferies used the comparable public company, discounted cash flow and comparable acquisition methodologies to arrive at the enterprise value of the Debtors.]

            In preparing an estimate of enterprise value, Jefferies (i) reviewed certain historical financial information of the Debtors for recent years and interim periods, (ii) reviewed certain internal financial and operating data of the Debtors, including financial projections provided by management relating to the Debtors' businesses and prospects, (iii) met with certain members of senior management of the Debtors to discuss operations and future prospects, (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the Debtors, (v) considered certain economic and industry information relevant to the Debtors' operating businesses, and conducted such other analyses as Jefferies deemed appropriate. Although Jefferies conducted a review and analysis of the Debtors' businesses, operating assets and units, liabilities, and business plans, Jefferies assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Debtors and (ii) publicly available information. Jefferies did not independently verify management's projections in connection with such valuation and no independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

METHODOLOGY

            In preparing its valuation, Jefferies performed a variety of analyses and considered a variety of factors. The summary of the analyses and factors contained herein does not purport to be a complete description of the analyses and factors considered.

            In determining estimated enterprise value, Jefferies made judgments as to the weight to be afforded to and the significance and relevance of each analysis and factor. Jefferies did not consider any one analysis or factor to the exclusion of any other analysis or factor. Accordingly, Jefferies believes that its valuation must be considered as a whole and that selecting portions of its analysis, without considering all such analysis, could create a misleading or incomplete view of the processes underlying the preparation of its findings and conclusions. In its analyses, Jefferies made numerous assumptions with respect to the Debtors' industry performance, general business, regulatory, economic, market, and financial conditions and other matters, many of which are beyond the Debtors' control. In addition, analyses relating to the value of the Debtors' businesses do not purport to be appraisals or to reflect the prices at which such business or the securities to be issued under the Plan will trade.

             THE PLAN VALUATION REPRESENTS THE ESTIMATED ENTERPRISE VALUE OF THE DEBTORS, AND DOES NOT NECESSARILY REFLECT THE VALUE THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THIS ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE EQUITY VALUE SET FORTH IN THIS VALUATION ANALYSIS.

            IX. CERTAIN RISK FACTORS TO BE CONSIDERED

            HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   RISKS  RELATED  TO  CONFIRMATION   AND  EFFECTIVENESS

      1. RISK OF NON-CONFIRMATION OF THE PLAN

            Although the Debtors believe the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the


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resolicitation of votes. If the conditions precedent to the Confirmation Date set forth in Section ____ of the Plan have not occurred or been waived, the Plan shall not be confirmed by the Bankruptcy Court.

      2. RISK OF NON-OCCURRENCE OF THE EFFECTIVE DATE

            Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in Section ___ of the Plan have not occurred or been waived within [60] days after the Confirmation Date, the Confirmation Order shall be vacated, in which event no distributions under the Plan would be made, the Debtors and all holders of Claims would be restored to the status quo ante as of the day immediately preceding the Confirmation Date and the Debtors' obligations with respect to Claims and would remain unchanged.

B. RISKS RELATED TO PLAN IMPLEMENTATION

      1. DISPUTED CLAIMS MAY ADVERSELY AFFECT DISTRIBUTION AMOUNTS

            A number of Disputed Claims are expected to be material, and the total amount of all Claims in Class 4, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual ultimate aggregate amount of Allowed Claims in Class 4 may differ significantly from the estimate set forth in the table under the caption "Overview of the Plan - Summary of Classification of Claims and Equity Interests Under The Plan." Accordingly, the amount of distributions of New Globalstar Common Stock of New Globalstar that ultimately will be received by any particular holder of an Allowed Unsecured Claim in Class 4 may be adversely affected by the aggregate amount of Claims ultimately allowed in that Class. Distributions to holders of Allowed Unsecured Claims in Class 4 will be made on an incremental basis until all Disputed Claims in such Class have been resolved. See "Distributions Under the Plan - Timing and Calculation of Amounts To Be Distributed." In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof.

      2. NEW GLOBALSTAR MAY BE REQUIRED TO WITHHOLD TAX ON INCOME RESULTING FROM THE CANCELLATION OF DEBT

            The transactions effectuated pursuant to the Plan will involve the exchange of New Globalstar equity for debt of GLP. The exchange may give rise to considerable taxable income that would be allocable to the partners of Globalstar. Under a certain interpretation of Section 1446 of the Tax Code, New Globalstar may be obligated to pay a 35% withholding tax on all income allocated to the foreign partners even though they will not receive any distributions and their partnership interests will be cancelled. Globalstar believes the imposition of the withholding tax could have the effect of diverting its assets from its creditors to its foreign partners in contravention of bankruptcy law. The U.S. Department of Treasury is currently working on a regulation project that may clarify this issue. Globalstar is also evaluating other avenues of relief to manage the issue. Failure effectively to manage this tax issue may adversely impact Globalstar's ability to raise new money and to confirm a plan of reorganization.

C. RISKS RELATED TO COMMON STOCK

      1. PROJECTIONS ARE INHERENTLY UNCERTAIN


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            The fundamental premise of the Plan is the successful implementation of the Debtors' new business plan and strategy. Projections are inherently uncertain and are dependent upon the successful implementation of a business plan and strategy and the reliability of the other assumptions contained therein. The business plan reflects numerous assumptions, including implementation of the Plan in accordance with its terms, the anticipated future performance of New Globalstar, industry performance, general business and economic conditions, and other matters, most of which are beyond the control of New Globalstar and some of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement, including unanticipated changes in applicable regulations or GAAP, may affect the actual financial condition, results of operations, and cash flows of the Debtors in the future.

      2. DIVIDENDS ARE NOT ANTICIPATED; PAYMENT OF DIVIDENDS IS SUBJECT TO RESTRICTION

            New Globalstar does not anticipate paying any dividends on its common stock in the foreseeable future. In addition, covenants in any Exit facility obtained by New Globalstar may restrict the ability of New Globalstar to pay dividends and may prohibit the payment of dividends and certain other payments. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New Globalstar Common Stock.

      3. THERE IS NO ESTABLISHED MARKET FOR NEW GLOBALSTAR COMMON STOCK; VOLATILITY IS POSSIBLE

            No established market exists for New Globalstar Common Stock and there can be no assurance that an active market for New Globalstar Common Stock will develop or, if any such market does develop, that it will continue to exist. In addition, there can be no assurance as to the degree of price volatility in any such market that may develop. Moreover, New Globalstar Common Stock will be distributed pursuant to the Plan to holders of Allowed Claims in Class 4, some of which may prefer to liquidate their investment rather than to hold it on a long-term basis. Accordingly, it is anticipated that the market for New Globalstar Common Stock will be volatile, at least for an initial period after the Effective Date. Moreover, although the Plan was developed based upon an assumed reorganization value of $____.____ per share of New Globalstar Common Stock such valuation was not an estimate of the prices at which New Globalstar Common Stock may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. In addition, the market price of New Globalstar Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in New Globalstar's annual or quarterly financial results or those of its competitors, changes by financial analysts in their estimates of the future earnings of New Globalstar, conditions in the economy in general or in the satellite communications industry in particular, or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. No assurance can be given as to the market prices for New Globalstar Common Stock that will prevail following the Effective Date.

      4. HISTORICAL FINANCIAL INFORMATION WILL NOT BE COMPARABLE

            As a result of the consummation of the Plan and the transactions contemplated thereby, New Globalstar will operate the existing business of Globalstar under a new capital structure. In addition, New Globalstar will be subject to the fresh-start accounting rules. Accordingly, the financial condition and results of operations of New Globalstar from and after the Effective Date will not be comparable to the financial condition or results of operations


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
reflected in the historical financial statements of Globalstar, including those set forth in the 2001 Form 10-K and First Quarter 2002 Form 10-Q.

D. RISKS RELATED TO OPERATIONS

      1. THE RATE OF GROWTH FOR THE SERVICE HAS NOT BEEN SUFFICIENT TO SUSTAIN GLOBALSTAR'S COST OF OPERATIONS

            Low earth orbit satellite telecommunications systems are a new business sector that has not yet succeeded in the marketplace. Globalstar commenced commercial service in early 2000 but had acquired only approximately 70,000 commercial subscribers by the end of March 2002, too few to generate sufficient revenue to cover Globalstar's operating costs and service its debt.

      2. NEW GLOBALSTAR DEPENDS ON SERVICE PROVIDERS TO MARKET ITS SERVICE AND IMPLEMENT IMPORTANT PARTS OF ITS SYSTEM

            Globalstar depends on the IGOs to purchase, install, and operate gateway equipment, to sell phones, and to market Globalstar service in each country where the service provider holds exclusive rights. Not all of these service providers have been successful, and in some countries they have not initiated service according to their schedules, or sold as much usage as they originally anticipated. Globalstar service providers are generally not earning revenues sufficient to fund their operating costs. Globalstar has implemented its consolidated strategy and intends to revise its business relationship with its continuing service providers but no assurance can be given that the revisions will be successful.

      3. GLOBALSTAR'S SATELLITES HAVE A LIMITED USEFUL LIFE AND MAY FAIL PREMATURELY

            Globalstar's system has performed well. The satellites in orbit have certain redundant systems in case of failure. However, in-orbit failure may result from various causes, including: component failure, loss of power or fuel, inability to control positioning of the satellite, solar and other astronomical events, and space debris. Repair of satellites in space is not feasible. Factors that affect the useful lives of Globalstar's satellites include the quality of construction, gradual degradation of solar panels, and the durability of components. Random failure of satellite components may result in damage to or loss of a satellite before the end of its expected life. Globalstar has not insured its satellites against in-orbit failures.

            In mid-March 2001, Globalstar detected anomalous behavior in two of the satellites and removed them from service. These two satellites were subsequently declared failed and replaced with two in-orbit spares in late 2001. SS/L and Globalstar have been working to investigate the anomalies but have so far been unable to conclusively determine the cause of the failures. The extreme space environment at the time of the anomalies was suspected to be the most probable cause. Globalstar further detected anomalous behavior in a third satellite in April 2001; however, the satellite recovered to full health and was returned to service in August 2001. This event occurred during the same period of extreme space weather and was similar in behavior to the prior two events.

            Globalstar has since experienced four additional anomalies, one in late November 2001, two in February 2002, and one in early April 2002. These events are again similar in observed behavior to the prior events. Of the four satellites, one was out of service for less than two weeks before it was fully recovered and returned to service. A second satellite was recovered after being out of service for approximately 2 months and is expected to be return to


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
service in April 2002. The other two are still out-of-service undergoing diagnostic testing and recovery operations. These two satellites show signs of recovery although this cannot be guaranteed and may take a considerable time to achieve. While neither of these satellites has been declared failed, Globalstar elected to replace one of these two satellites with an in-orbit spare to minimize service interruption. Based on these additional anomalies, Globalstar and SS/L reopened the prior anomaly investigation. Globalstar has additionally implemented further operational safeguards to protect constellation availability and continued safe operations.

      4. GLOBALSTAR FACES CURRENCY RISKS AND SPECIAL RISKS BY DOING BUSINESS IN DEVELOPING MARKETS

            Based on business operations in 2001, in which Globalstar earned about 91% of its revenue internationally, it expects that most of its business in the future will be conducted outside the United States. International operations are subject to changes in domestic and foreign government regulations and telecommunications standards, tariffs, or taxes and other trade barriers. Political, economic, or social instability or other developments, including currency fluctuations, could also adversely affect Globalstar's operations. In addition, Globalstar's contracts may be governed by foreign law or enforceable only in foreign jurisdictions. As a result, Globalstar may find it hard to enforce its rights under these agreements if there is a dispute.

            Globalstar's largest potential markets are in developing countries or regions that are substantially underserved and are not expected to be served by existing telecommunications systems. Developing countries are more likely than industrialized countries to experience market, currency, and interest fluctuations and may have higher inflation. In addition, these countries present risks relating to government policy, priced and wage, exchange control, tax related and social instability, expropriation, and other economic, political, and diplomatic conditions.

            The limited availability of United States currency in some local markets may prevent a service provider from making payments in United States dollars. In addition, exchange rate fluctuations may affect Globalstar's ability to control the prices charged for its services.

      5. GLOBALSTAR'S BUSINESS IS REGULATED, CAUSING UNCERTAINTY AND ADDITIONAL COSTS.

            Globalstar's operations are and will continue to be subject to United States and international regulation. Globalstar's service providers must be authorized in each of the markets in which they intend to provide service. Globalstar and its service providers may not be able to obtain or retain all regulatory approvals needed for operations. For example, Vodafone's affiliate, Globalstar Southern Africa, has not yet received a license from the government although its gateway has been operational for more than two years. Regulatory changes, such as those resulting from judicial decisions and/or adoption of treaties, legislation, or regulation in countries where Globalstar intends to operate may also significantly affect Globalstar's business.

      6. TECHNOLOGICAL ADVANCES AND A CONTINUING TREND TOWARD STRATEGIC ALLIANCES IN THE TELECOMMUNICATIONS INDUSTRY COULD GIVE RISE TO SIGNIFICANT NEW COMPETITORS.

            Satellite-based telecommunications systems are characterized by high up-front costs and relatively low operating costs. Several systems are being proposed and, while the proponents of these systems believe that there will be significant demand for their services, actual demand will not become known until such systems are operational. If the capacity of Globalstar and competing systems exceeds demand, price competition could be intense. Further, the


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reorganizations of Iridium L.L.C. and ICO Global Communications have allowed them to dramatically reduce or eliminate their debt and the need to service that debt. Successful implementation of the Plan will also dramatically reduce Globalstar's debt and dramatically reduce the cash needs to service that debt.

      7. NEW TECHNOLOGIES AND THE EXPANSION OF LAND-BASED SYSTEMS MAY REDUCE DEMAND FOR GLOBALSTAR SERVICE.

            Globalstar believes that the extension of land-based telecommunications services to regions previously underserved or not served by wireline or cellular services has reduced demand for Globalstar service in those regions. These land-based telecommunications services have been built more quickly than Globalstar anticipated; therefore, demand for Globalstar service is expected to be reduced sooner than Globalstar assumed in formulating earlier business plans. This development has been responsible, in part, for Globalstar's efforts in 2001 and 2002 to identify and sell into vertical markets and to deploy data products, rather than focusing more resources on areas formerly underserved by terrestrial systems. Globalstar may also face competition in the future from companies using new technologies and new satellite systems. The space and communications industries are subject to rapid advances and innovations in technology. New technology could render the Globalstar System obsolete or less competitive by satisfying consumer demand in more attractive ways or through the introduction of incompatible standards. In addition, Globalstar depends on technologies developed by third parties, and Globalstar cannot be certain that these technologies will continue to be available to New Globalstar on a timely basis or on commercially reasonable terms.

      8. GLOBALSTAR COULD FACE LIABILITY BASED ON ALLEGED HEALTH RISKS

            There has been adverse publicity concerning alleged health risks associated with the use of portable hand-held telephones which have transmitting antennae. Recent medical studies, however, have again failed to confirm such health risks. In any event because hand-held Globalstar telephones will use on average lower power to transmit signals than traditional cellular telephones, Globalstar does not believe that any new guidelines from the FCC, or any other regulatory agency, will require any significant modifications of its system or of its hand-held telephones. Even so, Globalstar cannot be certain that these guidelines, or any associated health issues, will not have an adverse effect on Globalstar's business.

      9. GLOBALSTAR RELIES ON KEY PERSONNEL

            Globalstar must hire and retain highly qualified personnel to operate its system and manage its business successfully. None of Globalstar's officers has an employment contract with Globalstar except that Mr. Olof Lundberg has a written agreement to serve as chairman of Globalstar's Committee of General Partners and chief executive officer of Globalstar. In addition, Globalstar does not maintain "key man" life insurance. The departure of any of its executives or other key employees could have an adverse effect on Globalstar's business.

      10. DEPENDENCE ON KEY VENDORS

            Globalstar is dependent on QUALCOMM for gateway hardware and software, on QUALCOMM as the exclusive manufacturer of phones using the IS-41 CDMA North American standard, and on Telit for the manufacture of GSM dual-mode phones. Ericsson has discontinued manufacturing Globalstar products, and there is no assurance that QUALCOMM or Telit will not choose to terminate its business relationship with Globalstar. If either does, Globalstar may not be able to find a replacement. If Globalstar does find a replacement, there may be a substantial period of time in which its products are not available.


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      11. CERTAIN POTENTIAL CONFLICTS OF INTEREST COULD RESULT IN DECISIONS
ADVERSE TO GLOBALSTAR'S INTERESTS

            It is anticipated that following the implementation of the Plan, Loral and QUALCOMM will be significant holders of New Globalstar Common Stock and will be in a position to exercise significant control over the directors and the management of New Globalstar as a result of such holdings and the effect of provisions with the Plan regarding board composition and the Management Committee. Because Loral and QUALCOMM also have commercial relationships with Globalstar certain conflicts of interest may arise resulting in decisions adverse to Globalstar's interests.

      12. GLOBALSTAR IS SUBJECT TO EXPORT REGULATION

            Globalstar's operations are subject to certain regulations of the United States Treasury Department's Office of Foreign Assets Control (i.e., financial transactions) and the United States Commerce Department's Bureau of Export Administration (i.e., export of gateways and Globalstar phones). There can be no assurance that such regulations will not adversely affect or delay Globalstar's operations in a particular country.

      13. ADDITIONAL INFORMATION

            For additional information regarding the risk factors, see Part I,
Item 1 "Certain Factors That May Affect Future Results" in the 2001 Form 10-K. The discussion above is qualified in its entirety by reference to the information contained in the 2001 Form 10-K.

      X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

            The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and to the holders of General Unsecured Claims. The following summary does not address the federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in Cash or are otherwise unimpaired under the Plan or to holders whose Claims or Interests are extinguished without a distribution in exchange therefor.

            The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

            The federal income tax consequences of the Plan are complex and are subject to uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt with respect to the provisions of the Plan. In addition, this summary does not address state, local or foreign income or other tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, investors in pass-through entities, or holders who received Interests as compensation for services).

            ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS


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NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR
CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

 A.    CONSEQUENCES TO THE DEBTORS

            GLP is a partnership for U.S. federal income tax purposes and, accordingly, will have no tax liability with respect to the discharge of its debt or the transactions effected pursuant to the Plan. Instead, any income, gain or losses of GLP arising as a result of the Plan will flow through to and be taken into account by its partners. However, as noted above, the transaction effectuated pursuant to the Plan will involve the exchange of New Globalstar Common Stock for debt of GLP. The exchange may give rise to considerable taxable income that would be allocable to the partners of Globalstar. Under a certain interpretation of Section 1446 of the Internal Revenue Code of 1986, as amended, Globalstar may be obligated to pay a 35% withholding tax on all income allocated to the foreign partners regardless of the fact they will not receive any distributions and their partnership interests will be cancelled. Globalstar believes the imposition of the withholding tax could have the effect of diverting its assets from its creditors to its foreign partners in contravention of bankruptcy law. The U.S. Department of Treasury is currently working on a regulation project that may clarify this issue. Globalstar is also evaluating other avenues of relief to manage the issue.

            GLLC is a disregarded entity for U.S. federal income tax purposes and, accordingly, any income, gain or losses arising with respect to it as a result of the Plan will be treated as income, gain or losses of its sole owner, GLP. Pursuant to the Plan, GLP will liquidate GLLC [prior to] Globalstar transferring its assets to New Globalstar; however, the liquidation will have no federal income tax effects for either GLP or GLLC, as GLLC is already deemed not to exist.

            GCC and GSCI, the two corporate debtors, are wholly-owned subsidiaries of GLP which GLP will liquidate pursuant to the Plan [prior to] transferring to New Globalstar. The discharge of debts and liquidations of GCC and GSCI will have no material federal income tax effects, as neither has any material assets, liabilities (other than GCCs' joint liability on certain GLP debt), or federal income tax attributes.

B. CONSEQUENCES TO HOLDERS OF GENERAL UNSECURED CLAIMS

            Pursuant to the Plan, holders of Allowed General Unsecured Claims will receive New Globalstar Common Stock and rights to purchase New Globalstar Common Stock in satisfaction and discharge of such Claims, and holders of Convenience Claims will receive cash equal to the aggregate amount of such Claims (as reduced by the holder pursuant to the Plan, if applicable) in satisfaction and discharge of such Claims.

      1. ALLOWED CONVENIENCE CLAIMS

             In general, each holder of a Convenience Claim will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received by the holder in satisfaction of its Claim (other than any amount received which is required to be treated as imputed interest in respect of any distributions received after the Effective Date as a result of the resolution of disputed Claims) and (ii) the holder's adjusted tax basis in its Claim. In general, it is not expected that any holder will receive any distribution with respect to any Claim or portion of a Claim representing accrued but unpaid interest.

            The character of gain or loss (such as long term or short term capital, or ordinary) recognized by a holder in respect of its Claim will be determined by a number of factors, including the tax status of the holder, whether the Claim constituted a capital asset in the hands of the holder and how long it had been held, whether the Claim was originally issued at a discount or acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction in respect of the Claim.

            Holders may receive additional distributions as disputed Claims are resolved. Accordingly, any loss, and a portion of any gain, realized by such holders in respect of their Claim may be deferred until all distributions have been made with respect to Convenience Claims. In addition, each holder is urged to consult its tax advisors regarding the possible application (or ability to elect out) of the "installment method" of reporting any gain that may be recognized by a holder in respect of its Claim. See also "Treatment of Disputed Claims Reserves," below.

       2.    ALLOWED GENERAL UNSECURED CLAIMS

            In general, each holder of an Allowed General Unsecured Claim (other than a holder that elects to have its Claim treated as a Convenience Claim) will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by the holder in satisfaction of the Claim and (ii) the holder's adjusted tax basis in the Claim. In general, it is not expected that any holder will receive any distribution with respect to any Claim or portion of a Claim representing accrued but unpaid interest. The "amount realized" by a holder will equal the aggregate fair market value of the property received (or treated as received, as described below) by the holder pursuant to the Plan (less any amount required to be treated as imputed interest in respect of distributions received after the Effective Date).

            For U.S. federal income tax purposes, "property" received includes New Globalstar Common Stock and rights to purchase New Globalstar Common Stock accordingly, the "amount realized" by a holder of a General Unsecured Claim will equal the aggregate fair market value of New Globalstar Common Stock and rights received by a holder in respect of its Claim as of the distribution date.

            The character of gain or loss (as long-term or short-term capital, or ordinary) recognized by a holder of an Allowed General Unsecured Claim will be determined by a number of factors, including the tax status of the holder, whether the Claim was a capital asset in the hands of the holder and how long it had been held, whether the Claim was originally issued at a discount or acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction in respect of the Claim.

            In general, a holder's aggregate tax bases in the shares of New Globalstar Common Stock and rights it receives will equal the fair market value of such shares and rights, and the holding period for the shares and the rights will begin the day following the Distribution Date. If and when a holder exercises the rights, it will not recognize gain or loss upon the exercise but will take a basis in New Globalstar Common Stock acquired by the rights exercise equal to the basis in the rights plus the amount paid pursuant to the exercise. The holding period of the stock will begin on the day of the exercise.

            As previously indicated, holders may receive additional distributions as disputed Claims are resolved. As such, any loss, and a portion of any gain, realized by such holders in respect of their Claims may be deferred until all distributions have been made with respect to Allowed General Unsecured Claims. Each holder is urged to consult its tax advisors regarding the possible application (or ability to elect out) of the "installment method" of reporting any gain


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that may be recognized by the holder in respect of its Claim. See also
"Treatment of Disputed Claims Reserves," below.

      3. TREATMENT OF DISPUTED CLAIMS RESERVES

            Pursuant to the Plan, the portions of the money or property distributable to holders of Administrative Claims and General Unsecured Claims that are attributable to disputed Administrative and General Unsecured Claims will be held in separate trusts pending the resolution of such disputed Claims (the "Disputed Claims Reserves").

            Under section 468B(g) of the Tax Code, amounts earned by an escrow account settlement fund or similar fund must be subject to current tax. Although certain Treasury Regulations have been issued under this section, no Treasury Regulations have as yet been promulgated to address the tax treatment of such accounts established to satisfy claims similar to the General Unsecured Claims. Treasury Regulations have been proposed that would establish, if finalized in their current form, the tax treatment of reserves of a type similar to those involved here. In general, such Treasury Regulations would subject such a reserve to a separate entity-level tax, either in a manner similar to a corporation or as a "qualified settlement fund" governed by Treasury Regulation section 1.468B-1 et seq., depending upon the nature of the assets held by the reserve. As to reserves established prior to the proposed Regulations becoming final, the proposed Treasury Regulations provide that the IRS would not challenge any reasonable, consistently applied method of taxation for income earned by the reserve and any reasonable, consistently applied method for reporting such income.

            Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Disbursing Agent will (i) treat the Disputed Claims Reserves as trusts for federal income tax purposes, consisting of separate shares to be established in respect of each disputed Claim, in accordance with the trust provisions of the Tax Code (sections 641 et seq.), and
(ii) to the extent permitted by applicable law, report consistently for federal, state and local income tax purposes. In addition, pursuant to the Plan, all parties (including holders of disputed Claims) must report consistently with such treatment.

            Accordingly, subject to issuance of definitive guidance, the Disbursing Agent will report, as subject to a separate entity level tax, any amounts earned by the Disputed Claims Reserves, except to the extent such earnings or income are distributed by the Disbursing Agent during the same taxable year. In such event, any amounts earned by the Disputed Claims Reserves that are distributed to a holder during the same taxable year (whether in cash or through the transfer of New Globalstar Common Stock or rights) will be includible in such holder's gross income.

            In general, distributions from a Disputed Claims Reserve will be made to holders of disputed Claims when such Claims are subsequently allowed as provided in the Plan. Such distributions (other than amounts attributable to earnings of the Disputed Claims Reserves) generally should be taxable to the recipient in accordance with the principles discussed above. To the extent a disputed General Unsecured Claim is disallowed, the Cash and other property that would otherwise be distributed to the holder of such Claims instead will be distributed to Other interest-holders.

            If a Disputed Claims Reserve has insufficient funds to pay any applicable taxes imposed upon it or its assets [New Globalstar] will advance to the Disputed Claims Reserve any funds necessary to pay such taxes, with each such "Tax Advance" repayable (including by way of deduction) from future amounts received by the Disputed Claims Reserve, including, without limitation, from New Globalstar. Accordingly, prior to any cash being distributed from the


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reserve to any holder following the resolution of a disputed Claim, such cash shall first be applied against the pro rata portion of any outstanding Tax Advances attributable to the resolved Claim. If there is instead to be made to such holder a distribution of other property, the holder shall as a condition to receiving such property have thirty (30) Business Days in which to pay in cash to the Disbursing Agent an amount equal to the unsatisfied portion of the Tax Advance. If a payment in full in cash is not received in such thirty (30) day period, the Disbursing Agent shall be entitled to reduce and permanently adjust the property that would otherwise be distributed to such holder accordingly.

             Each holder of a General Unsecured Claim is therefore urged to consult its tax advisor regarding the potential tax treatment of the Disputed Claims Reserves, distributions therefrom, and any tax consequences to such holder relating thereto.

      4. INFORMATION REPORTING AND WITHHOLDING

            All distributions to holders of Allowed General Unsecured Claims under the Plan are subject to reporting and any applicable tax (including employment tax) withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a rate of 30%. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails property to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent that it results in an overpayment of tax. Certain Persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

C. TAX TREATMENT OF NEW GLOBALSTAR

            Pursuant to the Plan, New Globalstar will be incorporated as a [Delaware] corporation and will acquire all of GLP's assets and certain of its liabilities in exchange for its stock and rights, which will be distributed by GLP to General Unsecured Creditors in satisfaction of their Claims. This transfer of assets will not qualify as a tax-free transaction for U.S. federal income tax purposes but will instead be a taxable exchange of property. Accordingly, New Globalstar's basis in the assets acquired from GLP will equal their fair market value at the Effective Time, and its holding period for the assets will begin on the day following the Effective Time.

            THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

         XI. APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS

A. GENERAL

            No registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of New Globalstar Common Stock. Globalstar and the other Debtors believe that the provisions of section 1145(a)(l) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements. The following


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discussion does not apply to securities to be issued pursuant to the Rights
Offering as such securities are not being offered or distributed under the Plan within the meaning of section 1145 of the Bankruptcy Code.

B. BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS

            A. INITIAL OFFER AND SALE OF SECURITIES

            Section 1145(a)(l) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property. Section 1145(a)(2) of the Bankruptcy Code exempts both the offer of a security through any warrant, option, right to purchase or conversion privilege that is sold in the manner specified in section 1145(a)(l) and the sale of a security upon the exercise of such warrant, option, right or privilege. The Debtors believe that the offer and sale of the common stock of New Globalstar Common Stock under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

            B. SUBSEQUENT TRANSFERS OF SECURITIES

            In general, all resales and subsequent transactions in the New Globalstar Common Stock distributed under the Plan will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "affiliate" of New Globalstar or an "underwriter" with respect to such securities. Rule 144 under the Securities Act defines "affiliate" of an issuer as any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

            - persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest ("accumulators");

            - persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

            - persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

            - a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

            Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer. Whether or not any particular person would be deemed to be an "affiliate" of New Globalstar or an "underwriter" with respect to any security to be issued pursuant to the Plan


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
would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be deemed to be an "affiliate" of New Globalstar or an "underwriter" with respect to any security to be issued pursuant to the Plan.

            Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the New Globalstar Common Stock to be distributed pursuant to the Plan will be unrestricted securities for purposes of Rule 144.

            In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not "affiliates" of the issuer are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

            - either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

            - the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

            - the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The Debtors have not sought the views of the SEC on this matter and therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability there of to any particular circumstances.

            GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAYBE AN "AFFILIATE" OF NEW GLOBALSTAR OR AN "UNDERWRITER" WITH RESPECT TO THE NEW GLOBALSTAR COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SUCH


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
SECURITIES AND RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

      2. SUBSEQUENT TRANSFERS UNDER STATE LAW

            State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New Globalstar Common Stock issued under the Plan.

      3. CERTAIN TRANSACTIONS BY STOCKBROKERS

            Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the of New Globalstar Common Stock distributed under the Plan prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by New Globalstar or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to the purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

         XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the Debtors' alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A. LIQUIDATION UNDER CHAPTER 7

            If no chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors. A discussion of the effect that a chapter 7 liquidation would have on the recoveries of holders of Claims is set forth in Section VII.C.4. of the Disclosure Statement. The Debtors believe that liquidation under chapter 7 would result in, among other things, (i) smaller distributions being made to creditors than those provided for in the Plan because of additional administrative expenses attendant to the appointment of a trustee and the trustee's employment of attorneys and other professionals, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations and (iii) the failure to realize the greater, going concern value of the Debtors' assets.

B. ALTERNATIVE PLAN OF REORGANIZATION

            If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of the


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
Debtors' assets. The Debtors have concluded that the Plan represents the best alternative to protect the interests of creditors and other parties in interest.

             The Debtors believe that the Plan enables the Debtors to successfully and expeditiously emerge from chapter 11, preserve their businesses, and allow creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return to creditors is provided for in the Plan.

                       XIII. CONCLUSION AND RECOMMENDATION

            The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than __:__ _.m., Eastern Time, on ______ __, 2002.


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
Dated: May 23, 2002

                                           Respectfully submitted,


                                           Globalstar, L.P. (for itself and on
                                           behalf of the GLP Subsidiary Debtors)


                                           By:   /s/ William F. Adler
                                                 -------------------------------
                                                 Name:  William F. Adler
                                                 Title: Vice President - Legal &
                                                        Regulatory Affairs


  COUNSEL:

  James L. Pation, Jr. (No. 2202)
  Brendan Linehan Shannon (No. 3136)
  Maureen D. Luke (No. 3062)
  M. Blake Cleary (No. 3614)
  YOUNG CONAWAY STARGATT & TAYLOR LLP
  The Brandywine Building
  1000 West, Street, l7th Floor
  Wilmington, Delaware 19899
  (302)571-6600

              -and-

 Paul D. Leake
 John J. Rapisardi
 JONES, DAY, REAVIS & POGUE
 222 E. 41st Street
 New York, NY 10017
 (212) 326-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN
POSSESSION

                                    EXHIBIT A

                             PLAN OF REORGANIZATION
                       (Filed herewith as Exhibit 99.1)

                [FILED IN THE BANKRUPTCY COURT ON MAY 23, 2002.]

                                    EXHIBIT B

                           DISCLOSURE STATEMENT ORDER

  [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT C

                                 2001 FORM 10-K

  [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT D

                          2002 FIRST QUARTER FORM 10-Q

  [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT E

                         PROJECTED FINANCIAL INFORMATION

  [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT F

                           MEMORANDUM OF UNDERSTANDING

    [A COPY OF THE MEMORANDUM OF UNDERSTANDING WAS FILED AS EXHIBIT A TO THE DECLARATION OF DEBTORS' OFFICER IN SUPPORT OF CHAPTER 11 PETITIONS AND FIRST DAY
             MOTIONS ON FEBRUARY 15, 2002 [DOCKET NOS. 2 AND 16.]]

                                    EXHIBIT G

                             PLAN SUPPORT AGREEMENT

      [A COPY OF THE PLAN SUPPORT AGREEMENT WAS FILED AS EXHIBIT A TO THE DECLARATION OF DEBTORS' OFFICER IN SUPPORT OF CHAPTER 11 PETITIONS AND
        FIRST DAY MOTIONS ON FEBRUARY 15, 2002 [DOCKET NOS. 2 AND 16.]]

                                    EXHIBIT H

                  FIRST AMENDMENT TO THE PLAN SUPPORT AGREEMENT

   [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT I

                 SECOND AMENDMENT TO THE PLAN SUPPORT AGREEMENT


  [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]

                                    EXHIBIT J

                              LIQUIDATION ANALYSIS

   [TO BE FILED 10 DAYS PRIOR TO THE OBJECTION DATE IN RESPECT OF THE DEBTORS'
             MOTION FOR AUTHORIZATION OF THE DISCLOSURE STATEMENT.]